UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CBRE Group, Inc.

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400 South Hope Street, 25th Floor

Los Angeles, California 90071

(213) 613-3333

April 1, 2015

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Friday, May 15, 2015, at 3501 Jamboree Road, Newport Beach, California at 8:30 a.m. (Pacific Time). The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting. However, regardless of whether you are present in person, your vote is very important. We are pleased to again offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person as described beginning on page 1 of the proxy statement.

Thank you for your continued support of CBRE Group, Inc.

Sincerely yours,

Robert E. Sulentic

President and Chief Executive Officer

Notice of 2015 Annual Meeting of Stockholders

May 15, 2015

8:30 a.m. (Pacific Time)

3501 Jamboree Road, Newport Beach, California

AGENDA:

1.	Elect our 10 Board-nominated directors named in the Proxy Statement;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015;

3.	Advisory resolution to approve named executive officer compensation for 2014;

4.	Approve an amendment to our Executive Incentive Plan; and

5.	Transact any other business properly introduced at the Annual Meeting.

Only stockholders of record as of March 20, 2015 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof.

We hope that you can attend the Annual Meeting in person. Regardless of whether you will attend in person, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions. Any stockholder attending the Annual Meeting may vote in person even if that stockholder returned a proxy. You will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date to enter the Annual Meeting.

We are pleased to furnish proxy materials to our stockholders on the Internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

April 1, 2015

By Order of the Board of Directors

Laurence H. Midler

Executive Vice President, General Counsel and Secretary

This Proxy Statement and accompanying proxy card are first being made available on or about April 1, 2015.

We may refer to ourselves in this Proxy Statement alternatively as “CBRE,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Proxy Summary Information

To assist you in reviewing the proposals to be voted upon at our 2015 Annual Meeting, we have summarized important information contained in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting

Stockholders of record as of March 20, 2015 may cast their votes in any of the following ways:

Internet	Phone	Mail	In Person
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	If you plan to attend the meeting, you will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date.

Voting Matters and Board Recommendation

Proposal	Board Vote Recommendation
Elect Directors (page 7)	FOR each Director Nominee
Ratify Independent Registered Public Accounting Firm for 2015 (page 22)	FOR
Advisory Resolution to Approve Named Executive Officer Compensation for 2014 (page 25)	FOR
Approve an Amendment to Executive Incentive Plan (page 44)	FOR

Fiscal Year 2014 Business Highlights(1)

We are the world’s largest commercial real estate services and investment firm, based on 2014 global revenue of $9.0 billion, with leading full-service operations in major metropolitan areas throughout the world. We offer a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other types of commercial real estate.

•	Our service offering is supported by more than 370 offices and 52,000 employees worldwide (excluding independent affiliates).
•	Our services include:

–	commercial real estate services operating under the “CBRE” brand name;

–	real estate investment management operating under the “CBRE Global Investors” brand name; and

–	development services operating under the “Trammell Crow Company” brand name.

(1)

For more complete information regarding our fiscal 2014 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. You can obtain a free copy of our Annual Report on Form 10-K at the SEC’s website (www.sec.gov) or by submitting a written request by (a) mail to CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (b) telephone at (212) 984-6515 or (c) e-mail at investorrelations@cbre.com.

CBRE - 2015 Proxy Statement	1

PROXY SUMMARY INFORMATION

In fiscal year 2014, we delivered strong results:

•	Our revenue totaled $9.0 billion, up 26% from 2013.

•	Our adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) was $1.2 billion, up 14% from 2013.(2)

•	Our adjusted net income was $561.1 million, up 18% from 2013.(2)

•	Our adjusted earnings per share (“adjusted EPS”) was $1.68, up 17% from 2013.(2)

•	We generated revenue from a well-balanced, highly diversified base of clients. In 2014, our client roster included approximately 85 of the Fortune 100 companies.

The following charts highlight our growth in adjusted EBITDA, adjusted net income and adjusted EPS for 2014 relative to 2013:

(2)

We also refer to “adjusted EBITDA,” “adjusted net income” and “adjusted EPS” from time to time in our public reporting as “EBITDA, as adjusted” (or as “normalized EBITDA”), “net income attributable to CBRE Group, Inc., as adjusted” and “diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted,” respectively. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Board and management use non-GAAP measures to evaluate our performance and manage our operations. However, non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

For supplemental financial data and a corresponding reconciliation of (a) net income computed in accordance with GAAP to adjusted EBITDA and (b) net income computed in accordance with GAAP to adjusted net income and to adjusted EPS, in each case for the fiscal years ended December 31, 2014 and 2013, see Annex A to this Proxy Statement.

2	CBRE - 2015 Proxy Statement

PROXY SUMMARY INFORMATION

Corporate Governance Highlights

Board Independence
Independent director nominees	9 out of 10
Independent Chair of the Board	Ray Wirta
Director Elections
Frequency of Board elections	Annual
Voting standard for uncontested elections	Majority Policy
Evaluating and Improving Board Performance
Board evaluations	Annual
Committee evaluations	Annual
Aligning Director and Executive Interests with Shareholder Interests
Director stock ownership requirements	Yes
Executive officer stock ownership requirements	Yes
Policy restricting trading, and prohibiting hedging and short-selling of, CBRE stock	Yes
Compensation clawback policy for executive officers	Yes

Summary of Board Nominees

The following table provides summary information about each of the director nominees who is being voted on by stockholders at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Committees	Other Public Company Boards
Richard C. Blum*	79	2001	Chairman and member of the management committee of Blum Capital Partners, L.P.	EC	0
Brandon B. Boze*	34	2012	Partner of Value Act Capital	AC, CC	0
Curtis F. Feeny*	57	2006	Managing Director of Voyager Capital	AC, GC	0
Bradford M. Freeman*	73	2001	Partner of Freeman Spogli & Co. Incorporated	CC, GC	1
Michael Kantor*	75	2004	Partner of Mayer Brown LLP	GC	0
Frederic V. Malek*	78	2001	Chairman of Thayer Lodging Group	CC	1
Robert E. Sulentic	58	2012	President and Chief Executive Officer of CBRE	EC	1
Laura D. Tyson*	67	2010	Professor, Walter A. Haas School of Business, University of California, Berkeley	AC	3
Gary L. Wilson*	75	2001	General Partner of Manhattan Pacific Partners	AC, GC	0
Ray Wirta*	71	2001	Chief Executive Officer of The Koll Company	EC	0
*	Independent Director

Key:

AC	Audit and Finance Committee

CC	Compensation Committee

EC	Executive Committee

GC	Corporate Governance and Nominating Committee

CBRE - 2015 Proxy Statement	3

PROXY SUMMARY INFORMATION

Executive Compensation Highlights

Our Philosophy—We design our compensation programs to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals that will create sustainable growth in shareholder value. To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to reflect growth in our business and in our share price in the short and long term, with a relatively modest portion of compensation paid in fixed base salary. In 2014, our executives received one-third of their target annual long-term equity incentive award value in the form of an “Adjusted EPS Equity Award,” which is an equity-based award that may be earned if we achieve certain adjusted EPS goals over a multi-year period. The remaining two-thirds of their target award value was granted in the form of a “Time Vesting Equity Award.” The Adjusted EPS Equity Award and the Time Vesting Equity Award are described in greater detail under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

In 2014, we continued to place a significant percentage of our named executive officers’ total target direct compensation “at risk,” with incentive programs tied to financial and strategic performance measures and our stock price performance. In 2014, our named executive officers (taken collectively) had on average approximately (1) 82% of their total target direct compensation paid as variable (as opposed to fixed) compensation, (2) 44% of their total target direct compensation tied to financial and strategic metrics (our annual cash bonus awards and Adjusted EPS Equity Awards) and (3) 57% of their total target compensation tied to our stock price performance (our Adjusted EPS Equity Awards and Time Vesting Equity Awards). This program design is intended to motivate our executive officers to achieve positive short- and long-term results for our stockholders.

The total target direct compensation mix for 2014 for (i) our Chief Executive Officer (CEO) and (ii) our CEO together with our other named executive officers is illustrated in the following charts:

Say on Pay—We received strong support for our executive compensation from our stockholders at our 2014 annual meeting of stockholders, at which 99.3% of the votes cast on the “say-on-pay” proposal were in favor of the 2013 compensation that we paid to our named executive officers. This was an approximate 2.3% increase from the favorable vote that we received on this matter at our 2013 annual meeting of stockholders.

2014 Financial Performance—We achieved strong overall financial and operational performance in 2014. Historically, our Board has set aggressive targets to achieve strategic growth and increase shareholder value, and our 2014 operating plan assumed continued solid growth over 2013.

In 2014, we outperformed our internal growth target on a global basis as well as for our Americas and Asia Pacific businesses, which are regions whose performance directly affected a portion of the compensation for two of our named executive officers—Calvin W. Frese, Jr. (our CEO—Americas) and Robert Blain (our Executive Chairman—Asia Pacific)—as we describe later in greater detail. Due to our solid overall financial and operational performance in 2014, and after giving effect to strong performance on their respective strategic measures, the total direct cash compensation earned in respect of 2014 was above the target amount established for our CEO and each of our other named executive officers.

4	CBRE - 2015 Proxy Statement

PROXY SUMMARY INFORMATION

2014 Compensation—Set forth below is the 2014 compensation for our named executive officers and the principal capacity in which they served as of December 31, 2014. See the footnotes accompanying the Summary Compensation Table on page 47 for more information.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert E. Sulentic President and Chief Executive Officer	2014	875,000	—	3,749,953	1,740,000	3,000	6,367,953
James R. Groch Chief Financial Officer and Global Director of Corporate Development*	2014	675,000	—	2,699,941	1,300,700	3,000	4,678,641
Michael J. Lafitte Chief Operating Officer	2014	600,000	—	2,219,939	1,213,000	3,000	4,035,939
Calvin W. Frese, Jr. Chief Executive Officer—Americas	2014	600,000	100,000	2,159,966	1,205,300	3,000	4,068,266
Gil Borok Deputy Chief Financial Officer and Chief Accounting Officer**	2014	550,000	—	1,959,944	601,900	3,000	3,114,844
Robert Blain Executive Chairman—Asia Pacific	2014	560,000	—	1,199,961	1,064,000	215,302	3,039,263
*	Mr. Groch became our Chief Financial Officer and Global Director of Corporate Development effective March 4, 2014.

**	Mr. Borok served as our Chief Financial Officer until March 4, 2014, at which time he became our Deputy Chief Financial Officer and Chief Accounting Officer.

(1)

Unless otherwise stated, the 2014 value of the Adjusted EPS Equity Awards shown in this table and elsewhere in this Proxy Statement represents grant date fair value based on the target amount of restricted stock units granted thereunder. As noted under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33, the Adjusted EPS Equity Award was granted as a target number of restricted stock units, subject to a maximum number of shares equal to 200% of the target amount.

CBRE - 2015 Proxy Statement	5

6	CBRE - 2015 Proxy Statement

PROPOSAL 1  ELECT DIRECTORS

Our Board has nominated 10 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees currently are directors and were selected to serve on the Board based on:

•	outstanding achievement in their professional careers;

•	broad experience;

•	personal and professional integrity;

•	their ability to make independent, analytical inquiries;

•	financial literacy;

•	mature judgment;
•	high performance standards;

•	familiarity with our business and industry; and

•	an ability to work collegially.

We also believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria: Qualifications, Skills and Experience

The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference. When evaluating candidates, the Board considers whether potential nominees possess integrity, accountability, informed judgment, financial literacy, mature confidence and high performance standards.

The Corporate Governance and Nominating Committee of our Board of Directors, or the Governance Committee, is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination, as well as performing assessments of the skills and experience needed to properly oversee our interests.

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills or characteristics would make the Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the identified qualifications. As a part of the search process, the Governance Committee may consult with other directors and members of our senior management and also may hire a search firm to assist in identifying and evaluating potential candidates.

The Governance Committee looks for its current and potential directors collectively to have a mix of skills, experience and qualifications, some of which are described above and below. The Governance Committee also considers whether a potential candidate would likely satisfy the independence requirements described below.

Directors’ Skills and Qualifications

Our Governance Committee has developed a range of criteria for considering Board candidates. In addition to the criteria listed above regarding our 2015 nominees, the Board is interested in adding candidates over time who are acting operating executives (particularly current chief executives of other large public companies) or who have a strong technology background and in both cases a passion for building a transformative business on a global basis. Other factors include having directors with international experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform, as well as various and relevant career experiences and technical skills, and having a Board that is diverse as a whole. In addition, at least a majority of the Board must be independent as determined by the Board, consistent with its Corporate Governance Guidelines and New York Stock Exchange (NYSE) listing standards. And, at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the Securities and Exchange Commission (SEC).

CBRE - 2015 Proxy Statement	7

PROPOSAL 1 ELECT DIRECTORS

All potential candidates are interviewed by our CEO, our Board Chair and Governance Committee Chair and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of a director questionnaire submitted by the candidate, and a background and reference check is conducted as appropriate. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy or to add an additional Board member, or recommends a slate of candidates to the Board for nomination for election to the

Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances so warrant.

The Governance Committee will also consider candidates recommended to our Board by our stockholders. See “Corporate Governance—Stockholder-Recommended Director Candidates” on page 12 for more information. In addition, stockholders affiliated with Blum Capital Partners are entitled at this time to nominate one director as set forth under “Related-Party Transactions—Related-Party and Other Transactions Involving Our Officers and Directors—Blum Capital” on page 59.

2015 Director Nominees

Recommendation:

The Board of Directors recommends that stockholders vote “FOR” all of the nominees.

Richard C. Blum

Age: 79

Director Since: July 2001

CBRE Committees:	Executive

Mr. Blum is the Chairman and a member of the Management Committee of Blum Capital Partners, L.P., a long-term strategic equity investment management firm founded in 1975 that acts as general partner for various investment partnerships and provides investment advisory services. He served as the Independent Chair of our Board from September 2001 through May 2014.

Qualifications, Attributes, Skills and Experience:

Mr. Blum has experience in the capital markets and securities business, and broad knowledge of our business through his many years of experience on our Board. He has experience serving as a director of other companies and he currently serves on the board of directors of Pacific Alliance Group Holdings Ltd., Egyptian Direct Investment Fund, Coral Growth Investments Limited, Astar USA, LLC and FilmYard Holdings, LLC. He previously served on the boards of directors of Fairmont Raffles Holdings International Ltd. and Current Media, L.L.C. Mr. Blum holds a B.A. and an M.B.A. from the University of California, Berkeley.

Brandon B. Boze

Age: 34

Director Since: December 2012

CBRE Committees:	Audit and Finance
Compensation

Mr. Boze is a Partner at ValueAct Capital, a privately-owned investment firm. Prior to joining ValueAct Capital in August 2005, Mr. Boze was an investment banker at Lehman Brothers, focused on power utilities and later technology mergers and acquisitions.

Qualifications, Attributes, Skills and Experience:

Mr. Boze brings to the Board experience in finance, strategy and mergers and acquisitions as well as deep knowledge of our business as a Partner at a significant stockholder. Mr. Boze has previously served on the board of directors of Valeant Pharmaceuticals International. Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

8	CBRE - 2015 Proxy Statement

PROPOSAL 1 ELECT DIRECTORS

Curtis F. Feeny

Age: 57

Director Since: December 2006

CBRE Committees:	Audit and Finance (Chair)
Governance

Mr. Feeny has been a Managing Director of Voyager Capital, a venture capital firm, since January 2000. From 1992 through 1999, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the Stanford University endowment, during which time the endowment’s assets under management grew from $1.5 billion to $9.0 billion.

Qualifications, Attributes, Skills and Experience:

Mr. Feeny brings broad knowledge of the commercial real estate industry and our business from his service as an employee and later director of Trammell Crow Company as well as from his many years of service as Chair of our Audit and Finance Committee. He also has broad experience counseling companies through growth and experience in corporate finance matters. He previously served on the board of directors of Trammell Crow Company, which we acquired in 2006. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School.

Bradford M. Freeman

Age: 73

Director Since: July 2001

CBRE Committees:	Compensation
Governance

Mr. Freeman is a founding partner of Freeman Spogli & Co. Incorporated, a private investment company founded in 1983.

Qualifications, Attributes, Skills and Experience:

Mr. Freeman brings experience in the capital markets and securities business to the Board, in addition to his operating experience from running a large investment management company engaged in mergers and acquisitions, and a broad knowledge of our business through his many years of experience on our Board. Mr. Freeman is a member of the board of directors of Edison International. Mr. Freeman holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Michael Kantor

Age: 75

Director Since: February 2004

CBRE Committees:	Governance

Mr. Kantor has been a partner with the law firm of Mayer Brown LLP since March 1997. From 1993 to 1996, he served as the U.S. Trade Representative and from 1996 to 1997 as U.S. Secretary of Commerce.

Qualifications, Attributes, Skills and Experience:

Mr. Kantor brings to the Board many years of experience as a lawyer counseling companies and their boards of directors on corporate, mergers and acquisitions and governance issues. He also has a broad knowledge of our business from his many years of experience on our Board and extensive knowledge and experience in government and foreign markets, including Asia Pacific, Europe and Latin America, where we have significant operations. Mr. Kantor is a member of the advisory board of directors of ING USA and a member of the international advisory board of Fleishman-Hillard. Mr. Kantor holds a B.A. from Vanderbilt University and a J.D. from Georgetown University.

Frederic V. Malek

Age: 78

Director Since: September 2001

CBRE Committees:	Compensation (Chair)

Mr. Malek serves as Chairman of Thayer Lodging Group, which he founded in 1991 and which is a sponsor of private hotel real estate investment trusts.

Qualifications, Attributes, Skills and Experience:

Mr. Malek has experience in real estate investments and a broad knowledge of our business from his many years of experience on our Board. He also brings to the Board operational experience as a former president of Marriott International, Inc., and is knowledgeable in corporate finance and experienced as an audit committee member. Mr. Malek is a member of the board of directors of Dupont Fabros Technology, Inc. He previously served on the boards of directors of Automatic Data Processing Corp., the Federal National Mortgage Association, Northwest Airlines Corporation and FPL Group, Inc. Mr. Malek holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

CBRE - 2015 Proxy Statement	9

PROPOSAL 1 ELECT DIRECTORS

Robert E. Sulentic

Age: 58

Director Since: December 2012

CBRE Committees:	Executive

Mr. Sulentic has been our CEO since December 2012 and President since March 2010. He previously served as the President of our Development Services business from December 2006 to April 2011, as our Chief Financial Officer from March 2009 until March 2010 and as our Group President from July 2009 until March 2010. Mr. Sulentic was a member of our Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa (EMEA) from December 2006 through March 2009. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through our acquisition of that company in December 2006, and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000.

Qualifications, Attributes, Skills and Experience:

Mr. Sulentic brings to the Board a significant operating background in the commercial real estate industry through extensive experience, previously with the Trammell Crow Company before its acquisition by us, and later with our Company in his capacities as Group President of several service lines, as our Chief Financial Officer, as Company President and now as our CEO. Mr. Sulentic previously served on the board of directors of Trammell Crow Company from December 1997 through December 2006, including as its Chairman from May 2002 through December 2006. Mr. Sulentic is also a member of the board of directors of Staples, Inc. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

Laura D. Tyson

Age: 67

Director Since: March 2010

CBRE Committees:	Audit and Finance

Dr. Tyson has been a Professor at the Haas School of Business, University of California, Berkeley since January 2007. She has also been the Director of the Institute for Business and Social Impact at the Haas School since July 2013. Dr. Tyson was previously Dean of the London Business School from January 2002 to December 2006 and Dean of the Haas School of Business from July 1998 to December 2001, and was Professor of Business Administration and Economics there from January 1997 to June 1998. She was a member of President Clinton’s cabinet from 1993 through 1996. During that time, she served as the Chair of the National Economic Council and as the National Economic Adviser to the President of the United States from February 1995 to December 1996, and she was the first woman to Chair the White House Council of Economic Advisers, in which capacity she served from January 1993 to February 1995.

Qualifications, Attributes, Skills and Experience:

Dr. Tyson brings experience from serving on the boards of directors of complex global organizations, and is a noted economist who brings experience in government and broad knowledge of macroeconomics and international economic issues to our Board. Dr. Tyson served as a member of President Obama’s Economic Recovery Advisory Board from 2009 through 2011 and as a member of President Obama’s Council on Jobs and Competitiveness from 2011 through 2012. She served as a member of the U.S. State Department Foreign Affairs Policy Board from 2011 through 2013. Dr. Tyson serves on the boards of directors of AT&T Inc., Morgan Stanley and Silver Spring Networks, Inc. She also serves as Chair of the Board of Trustees of the Blum Center for Developing Economies at the University of California, Berkeley and of the Bay Area Council Economic Institute. She is a member of the Board of Directors of the non-profit Jacobs Foundation. She previously served on the board of directors of Eastman Kodak Company. Dr. Tyson holds a B.A. from Smith College and a Ph.D. in Economics from the Massachusetts Institute of Technology.

10	CBRE - 2015 Proxy Statement

PROPOSAL 1 ELECT DIRECTORS

Gary L. Wilson

Age: 75

Director Since: September 2001

CBRE Committees:	Governance (Chair)
Audit and Finance

Mr. Wilson has been a private investor and General Partner of Manhattan Pacific Partners since May 2009. He previously served as Chairman of Northwest Airlines Corporation from April 1997 to May 2007 and prior to that as its Co-Chairman from January 1991 to April 1997.

Qualifications, Attributes, Skills and Experience:

Mr. Wilson brings experience from serving on the boards of directors of complex global organizations, and has a broad knowledge of our business through his many years of experience on our Board. He also brings to the Board operational experience as a former chief financial officer of major public companies, including The Walt Disney Company and Marriott International, Inc., and is knowledgeable in corporate finance and experienced as an audit committee member. He is also a Trustee Emeritus of Duke University and a member of the Board of Overseers of the Keck School of Medicine at the University of Southern California. He previously served on the boards of directors of Northwest Airlines, Inc., The Walt Disney Company and Yahoo! Inc. Mr. Wilson holds a B.A. from Duke University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Ray Wirta

Age: 71

Director Since: September 2001

Independent Chair of the Board

CBRE Committees:	Executive (Chair)

Mr. Wirta has been the Independent Chair of our Board since May 2014 and was previously the Vice Chair of our Board from November 2013 to May 2014. He has served as the President of the Investment Properties Group at the Irvine Company since June 2010 and as Chief Executive Officer of The Koll Company since November 2009. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005, and Chief Executive Officer of our predecessor company, CBRE Services, Inc., from May 1999 to September 2001. He also served as Chief Operating Officer of that predecessor company from May 1998 to May 1999. Mr. Wirta served as a director and Non-Executive Chairman of Realty Finance Corporation, where he was the Chairman from May 2005 through August 2009. He also served as Interim Chief Executive Officer and President of that company from April 2007 to September 2007.

Qualifications, Attributes, Skills and Experience:

Mr. Wirta brings to the Board many years of experience in the commercial real estate industry, including a depth of knowledge about real estate investment management and development and operational experience in our business operations as our former chief executive officer. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University.

The following summarizes the independence and tenure of our 2015 director nominees:

CBRE - 2015 Proxy Statement	11

CORPORATE GOVERNANCE

We are governed by a Board and committees of the Board that meet several times throughout the year, and we are committed to maintaining the highest standards of business conduct and corporate governance. Governance is a continuous focus for us, starting with our Board and extending to management and our employees. Our Board has also established Corporate Governance Guidelines that provide a framework for the effective governance of the Company.

GOVERNANCE HIGHLIGHTS

Corporate Governance	Compensation	Shareholder Rights
•10 director nominees, nine of whom are independent	•Pay-for-performance compensation program, which includes performance-based equity grants (our Adjusted EPS Equity Awards)	•Annual election of all directors
•Independent Audit and Finance, Compensation and Governance committees	•Annual “say on pay” votes, with most recent “say on pay” vote of 99.3%	•Majority voting policy for directors in uncontested elections
•Independent Chair of the Board	•Stock ownership requirements for directors and executive officers	•Shareholder rights to call special meetings
•Regular executive sessions of independent directors	•Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock	•No poison pill takeover defense plans
•Risk oversight by the Board and its key committees	•Compensation clawback policy for executive officers	•Shareholders may act by written consent
•Annual Board and committee self-evaluations
•All directors attended at least 75% of Board and Board committee meetings
•Robust Standards of Business Conduct and governance policies
•No “over-boarding” by our directors on other public-company boards

Process for Selecting Director Candidates

The Governance Committee identifies and evaluates potential candidates and recommends candidates to our Board for nomination. For greater detail about the criteria for director candidates and the nomination process, see “Proposal 1—Elect Directors—Director Nomination Criteria: Qualifications, Skills and Experience” on page 7.

Stockholder-Recommended Director Candidates

If you would like to recommend a candidate for possible inclusion in our 2016 proxy statement, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified or express mail, and provide him with the required information described below. The Governance Committee will consider director candidates recommended by our stockholders in accordance with the criteria for director selection described under “Director Nomination Criteria: Qualifications, Skills and Experience” on page 7. Stockholders who wish to nominate directors directly at an annual meeting should follow the instructions under “Submission of Stockholder Proposals and Board Nominees” on page 21.

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Director Independence

Pursuant to our Board’s Corporate Governance Guidelines and the listing standards of the NYSE, the Board must consist of at least a majority of independent directors. In addition, all members of the Audit and Finance Committee, Compensation Committee and Governance Committee must be independent directors as defined by the Corporate Governance Guidelines and the NYSE listing standards. Members of the Compensation Committee must also meet applicable NYSE independence requirements for compensation committee members, and members of the Audit and Finance Committee must further satisfy a separate SEC independence requirement, which generally provides that they may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit and Finance Committee or any other committees of our Board, or (2) be an affiliated person of ours.

Our Board regularly conducts a review of possible conflicts of interest and related-party transactions through the use of questionnaires, director self-reporting and diligence conducted by us. This review includes consideration of any investments and agreements between directors and their related persons and us, including those described under “Related-Party Transactions” in this Proxy Statement. The Board has determined that 90% of its members (all director nominees, except for Mr. Sulentic) are independent in accordance with NYSE listing standards and our Categorical Independence Standards that we have adopted relating to our director independence. These Categorical Independence Standards are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Independent Director Meetings

Our non-management directors meet in executive session without management present each time the full Board convenes for a regularly scheduled meeting. If our Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chair of our Board is a non-management director that presides over executive sessions of our Board.

Majority Voting to Elect Directors

Our Board has adopted a policy to require majority voting for directors in uncontested director elections. Our Board’s Corporate Governance Guidelines require that directors tender their resignation upon failure to achieve a majority vote in such circumstances. The Governance Committee will make a recommendation to the Board as to whether the Board should accept or reject the tendered resignation or whether other action should be taken. The Board will then consider whether to accept the tendered resignation, taking into account the Governance Committee’s recommendation, and will announce publicly within 90 days its decision as to whether to accept or reject the tendered resignation.

Director Resignation Policy

Our Board’s Corporate Governance Guidelines also require that directors tender their resignation upon a change of their employment. The Governance Committee will then consider whether such change in employment has any bearing on the director’s ability to serve on our Board, the Board’s goals regarding Board composition or any other factors considered appropriate and relevant. Our Board will then determine whether to accept or reject such tendered resignation.

Board Structure and Leadership

Our Board currently consists of 10 directors. All of our directors are elected at each annual meeting of stockholders and hold office until the next election. The Board has authority under our By-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

Since 2001, we have separated the roles of CEO and Chair of the Board in recognition of the differences between the two roles. Our CEO is responsible for setting the strategic direction and overseeing the day-to-day leadership and performance of the Company. The Chair of our Board, who is independent of management, provides oversight and guidance to our CEO.

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Board Risk Management

Oversight of Risk

•	The Board oversees risk management.

•	Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out our Board’s risk oversight function.

•	Company management is charged with managing risk through rigorous internal processes and strong internal controls.

The Board regularly reviews information regarding our credit, liquidity, operations and significant corporate and capital market transactions, as well as the risks associated with each. The Board determined in early 2010 that it would maintain direct oversight over our enterprise risk management process rather than delegating this function to a Board or management committee. We maintain an executive risk committee chaired by our Chief Risk Officer and consisting of several other key senior executives responsible for identifying, assessing and managing our most significant risks. This executive risk committee reports to the Board, with a detailed presentation given in connection with an annual General Counsel Report delivered to the Board. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee expertise are monitored and overseen at the Board or committee level as appropriate.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-related risk, please see “Compensation Discussion and

Analysis—How We Make Compensation Decisions—Compensation Risk Assessment” on page 33.

•

The Audit and Finance Committee oversees management of risks related to our financial reports and record-keeping and potential conflicts of interest, as well as our risk assessment and risk management more generally, including major business, financial, legal and reputational risk exposures. In furtherance of this oversight responsibility, the Audit and Finance Committee typically receives a quarterly ethics and compliance report from our Chief Ethics and Compliance Officer as well as updates from our General Counsel on any developments affecting our overall risk profile.

•	The Governance Committee manages risks associated with the independence of the Board and the composition of our Board and its committees.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These reports are presented at every regularly scheduled Board meeting.

Succession Planning

The Board periodically reviews management succession and development plans with the CEO. These plans include CEO succession in the event of an emergency or retirement, as well as the succession plans for the CEO’s direct reports and other employees critical to our continued operations and success.

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Board Meetings and Committees

The Board held four meetings during fiscal year 2014 to review significant developments, engage in strategic planning and act on matters requiring Board approval. In 2014, each incumbent director attended at least 75 percent of our Board meetings and meetings of committees on which he or she served (taken in the aggregate) during the period that he or she served thereon. The Board also conducted several lengthy strategic planning sessions with our management during 2014.

The Board currently has four standing committees that met or acted by written consent during fiscal 2014: the Audit and Finance Committee; the Compensation Committee; the Governance Committee; and the Executive Committee. The Board disbanded its Acquisition Committee on November 13, 2014 in order to reduce the number of Board committees and transferred the Acquisition Committee’s merger-and-acquisition- and investment-related responsibilities to the Board’s Executive Committee at that time.

The following table describes the current members of each of the committees of the Board and the number of meetings held during fiscal year 2014:

Director	Board	Acquisition(1)	Audit and Finance	Compensation	Governance	Executive
Richard C. Blum
Brandon B. Boze
Curtis F. Feeny			CHAIR
Bradford M. Freeman
Michael Kantor
Frederic V. Malek				CHAIR
Robert E. Sulentic		CHAIR
Laura D. Tyson
Gary L. Wilson					CHAIR
Ray Wirta	CHAIR					CHAIR
Number of Meetings	4	0(1)	8	2	4	0(2)
(1)	The Acquisition Committee, which the Board disbanded on November 13, 2014, did not hold any formal meetings in 2014, but acted four times by unanimous written consent.

(2)	Our Executive Committee did not hold any formal meetings in 2014, but acted seven times by unanimous written consent.

Each of these committees is composed entirely of directors who have been determined by the Board to be independent under current NYSE standards, except for those committees on which Mr. Sulentic serves. Each committee operates under a charter approved by the Board that sets out the purposes and responsibilities of the committee and that are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with our Board’s Corporate Governance Guidelines, the Board and each of the Audit and Finance Committee, Compensation Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of the Board and its committees. The responsibilities of all of our current Board committees are described below.

Audit and Finance Committee—The Audit and Finance Committee provides oversight of our accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; our compliance with legal and regulatory requirements; risk oversight and management generally; the audit of our financial statements; and the periodic review of our balance sheet management, borrowing and capital markets activities as well as our merger-and-acquisition and co-investment performance. Among other things, the Audit and Finance Committee: (1) retains, compensates, oversees and terminates the independent auditor and evaluates its independence and performance; (2) approves all audit and any non-audit services performed by the independent auditor; (3) reviews the results of the independent audit and internal audits as well as reports from our Chief Ethics and Compliance Officer; (4) reviews the independent auditor’s report describing our internal quality-control procedures and any material issues raised by the most recent internal quality-control review or any inquiry by governmental authorities; (5) reviews financial statements and releases and guidance provided to analysts and rating agencies; and (6) establishes procedures to handle complaints regarding accounting, internal controls or auditing matters.

All of the members of the Audit and Finance Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and the Board’s Corporate Governance Guidelines. Our Board has determined that each of Messrs. Boze, Feeny and Wilson and Dr. Tyson meets the

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qualifications of an “audit committee financial expert” in accordance with SEC rules and that they have the requisite accounting, related financial management and/or other relevant expertise, as described under “2015 Director Nominees” beginning on page 8.

Compensation Committee—The Compensation Committee oversees the development and administration of our executive compensation policies, plans and programs, including reviewing and approving compensation of our executive officers and any compensation contracts or arrangements with our executive officers. In addition, the Compensation Committee reviews the performance of our executives, including our CEO. Each of the members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Section 16 of the Securities Exchange Act of 1934 and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and each of them is also independent within the meaning of the listing standards and rules of the NYSE applicable to members of compensation committees. For additional information on the responsibilities and activities of the

Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 26.

Governance Committee—The Governance Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for service on the Board and recommendations to the Board regarding corporate governance matters and practices, including as to director compensation and directors’ and officers’ liability insurance. In addition, the Governance Committee consults with our CEO regarding management succession planning. All of the members of the Governance Committee are independent within the meaning of the listing standards and rules of the NYSE.

Executive Committee—The Executive Committee implements policy decisions of the Board and is authorized to act on the Board’s behalf between meetings of the Board, including by approving certain transactions that do not exceed dollar thresholds established by the Board.

Board Attendance at Annual Meeting of Stockholders

Although the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, it is the Board’s policy that all directors should attend these meetings. Nine of our directors attended our 2014 annual meeting of stockholders on May 16, 2014.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the table on page 15. None of Messrs. Boze, Freeman and Malek has ever been an officer or employee of our Company or any of our subsidiaries. In addition, during 2014, none of our directors was employed as an executive officer of another entity where any of our executive officers served on that entity’s board of directors or compensation committee (or its equivalent). We and Mr. Boze were party to a Nomination and Standstill Agreement that terminated on May 16, 2014. See “Related Party Transactions” on page 59 for more information.

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Director Compensation

Our director compensation policy provides for the following annual compensation for each of our non-employee directors:

•	a $75,000 annual cash retainer;

•

a restricted stock unit grant for a number of shares equal to $150,000 divided by the fair market value of our common stock on the date of grant, which shares vest in full on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders;

•	the Chair of the Audit and Finance Committee received an additional annual cash retainer of $15,000;

•	the Chairs of the Governance Committee and Compensation Committee received additional annual cash retainers of $10,000 each; and

•	each non-employee director who served on any of our Board committees received an additional cash payment of $1,000 per committee meeting attended.

In all cases, our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts).

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 54. We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors do not receive any fees for attendance at meetings or for their service on our Board.

Our Board also has adopted stock ownership requirements that are applicable to non-employee directors. A description of these stock ownership requirements can be found under “Corporate Governance—Stock Ownership Requirements” on page 19.

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2014 by each non-employee director for their Board and committee service. Robert E. Sulentic, who is our President and CEO, is not compensated for his role as a director. Compensation information for Mr. Sulentic is described beginning on page 26 under “Compensation Discussion and Analysis” and on page 47 under “Executive Compensation.” For stock awards in the table below, the dollar amounts indicated reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard C. Blum	76,000	149,972	—	—	225,972
Brandon B. Boze	85,000	149,972	—	—	234,972
Curtis F. Feeny	102,000	149,972	—	—	251,972
Bradford M. Freeman(4)	91,000	149,972	909	—	241,881
Michael Kantor	78,000	149,972	—	—	227,972
Frederic V. Malek(4)	93,000	149,972	526	—	243,498
Laura D. Tyson	76,000	149,972	—	—	225,972
Gary L. Wilson(4)	92,973	149,972	91	—	243,036
Ray Wirta	75,000	149,972	—	—	224,972
(1)

Includes fees associated with the annual Board service retainer, attendance at committee meetings and chairing a Board committee. Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). We reflect these “stock in lieu of cash” payments under the column titled “Fees Earned or Paid in Cash,” and not under the “Stock Awards” column.

(2)

This represents the grant date fair value under Financial Accounting Standards Board, Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2014. See also Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported on our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion on the valuation of our stock awards.

(3)

Each of Dr. Tyson and Messrs. Blum, Boze, Feeny, Freeman, Kantor, Malek, Wilson and Wirta was awarded 5,175 restricted stock units pursuant to our director compensation policy, valued at the fair market value of our common stock of $28.98 per share on the award date of May 16, 2014, for a total value of $149,972.

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(4)

Pursuant to our Deferred Compensation Plan, our non-employee directors are eligible to defer their director fees as described under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 54.

•

Mr. Freeman’s deferred account balance accrued interest at an annualized rate of 4.02% for the period from January 1, 2014 through March 31, 2014, 4.11% for the period from April 1, 2014 through June 30, 2014, 3.84% for the period from July 1, 2014 through September 30, 2014 and 3.60% for the period from October 1, 2014 through December 31, 2014. Mr. Freeman deferred a total of $91,000 of his 2014 cash compensation. Mr. Freeman’s total accrued interest for 2014 was $8,754.

•

Mr. Malek’s deferred account balance accrued interest at an annualized rate of 4.02% from January 1, 2014 through March 31, 2014, 4.11% for the period from April 1, 2014 through June 30, 2014, 3.84% for the period from July 1, 2014 through September 30, 2014 and 3.60% for the period from October 1, 2014 through December 31, 2014. Mr. Malek deferred a total of $93,000 of his 2014 cash compensation. Mr. Malek’s total accrued interest for 2014 was $4,978.

•

Mr. Wilson’s deferred account balance accrued interest at an annualized rate of 3.84% for the period from July 1, 2014 through September 30, 2014 and 3.60% for the period from October 1, 2014 through December 31, 2014. Mr. Wilson deferred a total of $92,973 of his 2014 cash compensation. Mr. Wilson’s total accrued interest for 2014 was $728.

In accordance with SEC rules regarding above-market interest on non-qualified deferred compensation, accrued interest for 2014 of $909, $526 and $91 for Messrs. Freeman, Malek and Wilson, respectively, is considered to be compensation and is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column based on a comparison to 120% of the long-term quarterly applicable federal rate for the months when the interest rate was set.

The table below shows the aggregate number of stock awards (i.e., restricted stock units and restricted stock) and option awards outstanding for each non-employee director as of December 31, 2014:

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding
Richard C. Blum	5,175	13,252
Brandon B. Boze	5,175	—
Curtis F. Feeny	5,175	13,252
Bradford M. Freeman	5,175	13,252
Michael Kantor	5,175	13,252
Frederic V. Malek	5,175	13,252
Laura D. Tyson	5,175	5,852
Gary L. Wilson	5,175	13,252
Ray Wirta	5,175	13,252

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Corporate Governance Guidelines and Code of Ethics

Our Board has adopted Standards of Business Conduct applicable to our directors, officers and employees as well as a Code of Ethics for Senior Financial Officers applicable to our CEO, Chief Financial Officer and Chief Accounting Officer. In addition, the Board has adopted Corporate Governance Guidelines, which set forth a framework within which the Board, assisted by its committees, directs our affairs.

Other key governance policies include:

•

Policy Regarding Transactions with Interested Parties and Corporate Opportunities. Our Board has adopted a related-party transactions and corporate opportunities policy that directs our Audit and Finance Committee to review and approve, among other things, potential conflicts of interest between us and our directors and executive officers. See “Related-Party Transactions—Review and Approval of Transactions with Interested Persons” on page 60.

•	Whistleblower Policy. We have a Whistleblower Policy that directs the Audit and Finance Committee to investigate complaints (received directly or through management) regarding:

–	deficiencies in or noncompliance with our internal accounting controls or accounting policies;

–	circumvention of our internal accounting controls;

–	fraud in the preparation or review of our financial statements or records;

–	misrepresentations regarding our financial statements or reports;

–	violations of legal or regulatory requirements; and

–	retaliation against whistleblowers.

•

Equity Award Policy. Our Board has adopted a policy to ensure that equity awards issued under our equity incentive plans are made on a regular annual schedule, absent unusual and compelling circumstances, and duly approved by our independent Compensation Committee. Our management equity grants are generally issued every year at the Compensation Committee meeting that falls in or closest to the month of September. In addition, the grant date and grant date fair market value cannot precede the date on which the Compensation Committee actually approves the issuance of the award.

•

Compensation Clawback Policy. We have a policy that permits us, subject to the discretion and approval of the Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail under the heading “Other Relevant Policies and Practices” on page 42.

Current copies of our Board’s Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Whistleblower Policy and Equity Award Policy are available on our website and in print upon written request to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Stock Ownership Requirements

In order to align the interests of our Board members and executives with the interests of our stockholders, the Board has adopted stock ownership requirements for non-employee directors, and the Compensation Committee has adopted executive officer stock ownership requirements that are applicable to all of our Section 16 officers.

Non-Employee Directors. Each non-employee director has a minimum common stock ownership requirement of five times the value of the annual stock grants made by us to the non-employee director pursuant to our then current director compensation plan. If at any time these requirements are not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust); and shares issued upon the settlement of vested restricted stock units. Shares that do not count toward achievement of the requirements include: (a) shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor; (b) unexercised outstanding stock options (whether or not vested); (c) unvested/unearned restricted stock units or restricted stock; and (d) shares transferred to a non-employee director’s employer pursuant to such employer’s policies.

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Executive Officers. Depending on their positions, our executive officers have minimum common stock ownership requirements of two to five times their annual base salary. The CEO’s minimum ownership requirement is five times his annual base salary. The minimum ownership requirement for the other named executive officers is three times their annual base salary, other than for Mr. Borok, whose minimum ownership requirement is two times his annual base salary. If at any time an executive officer’s equity holdings do not satisfy these requirements, depending on his or her position, the executive must retain 50% to 100% of the shares remaining after payment of taxes and exercise price upon the exercise of stock options or upon the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright (either directly or indirectly); vested restricted stock units; and allocated shares in other Company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted stock and restricted stock units do not count toward compliance with the requirements.

Corporate Responsibility and Sustainability

We view it as a priority to operate in an environmentally and socially responsible manner, and it is our practice to act responsibly in relationships with our stockholders, customers, suppliers, employees, communities and other constituents. The seven pillars of our Corporate Responsibility program are:

•	Governance

•	Environmental Sustainability

•	Ethics and Compliance

•	Health and Safety

•	People and Culture

•	Communities and Giving

•	Procurement

We believe that we can make the greatest impact by:

•	mitigating the impact of the built environment on climate change;

•	using our talent, energy and resources to improve the quality of our communities and the lives of others; and

•	helping our employees to reach their full potential while providing a safe and ethical workplace.

In 2014 and in early 2015, our corporate responsibility efforts were recognized with the following awards and accolades:

•

We were named to the Dow Jones Sustainability Index – North America for the first time, and we are the only commercial real estate services and investment firm included in that index. This index recognizes companies that are leaders in adopting responsible business practices that improve the environment and the communities in which they operate.

•	We were named to the 2014 CDP S&P 500 Climate Disclosure Leadership Index, in recognition of our commitment to transparent climate change reporting.

•

For the second consecutive year, we achieved a perfect score on the Human Rights Campaign’s 2015 Corporate Equality Index and were designated as a “Best Place to Work” for Lesbian, Gay, Bisexual and Transgender Equality.

•

For the seventh consecutive year, we were named to the “Companies That Care” Honor Roll by The Center for Companies That Care, which recognizes organizations that demonstrate 10 Characteristics of Socially Responsible Employers through their daily business practices.

•	We received the U.S. Environmental Protection Agency’s 2015 Energy Star Sustained Excellence Award, which was our eighth consecutive year of “Partner of the Year” recognition.

•

In 2014 and 2015, we were named as one of the World’s Most Ethical Companies by Ethisphere Institute, a leading international organization dedicated to the creation, advancement and sharing of best practices in business ethics, governance, anti-corruption and sustainability.

To learn more about our corporate responsibility and sustainability efforts, please view our Corporate Responsibility Report on www.cbre.com/responsibility.

Communications with the Board

Stockholders and other interested parties may write to the Chair of the Board (who acts as the lead independent director), the entire Board or any of its members at CBRE Group, Inc., c/o Laurence H. Midler, Executive Vice

President, General Counsel and Secretary, 400 South Hope Street, 25th Floor, Los Angeles, California 90071 or via email to larry.midler@cbre.com. The Board considers stockholder questions and comments to be important and endeavors to

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respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.

The Board has developed a process to assist with managing inquiries and communications. The General Counsel will review any stockholder communications and will forward to the Chair of the Board, the Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of the Board or committees thereof or that the General Counsel otherwise determines requires their attention. Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter.

Submission of Stockholder Proposals and Board Nominees

If you would like to recommend a candidate for possible inclusion in our 2016 proxy statement or bring business before our annual meeting of stockholders in 2016, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified, or express mail and provide the required information as described below.

Stockholder Proposals for Inclusion in the 2016 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 2, 2015. If the date of our 2016 annual meeting is more than 30 days before or after May 15, 2016, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2016 Annual Meeting. In addition, our By-laws provide that a stockholder may bring business before our annual meeting if it is appropriate for consideration at an annual meeting and is presented properly for consideration. If a stockholder wishes to bring business to a meeting for consideration under the By-laws rather than under SEC Rule 14a-8, the stockholder must give the Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our By-laws dealing with stockholder proposals. In addition, any stockholder is entitled to nominate one or more persons for election as directors. The notice of your proposal or director nomination must be delivered to or mailed and received at the address set forth above no later than February 15, 2016 and no earlier than January 16, 2016, unless our 2016 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 16, 2016, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2016 annual meeting and not later than the close of business on the later of the 90th day prior to the 2016 annual meeting or the 10th day after public announcement of the date of the 2016 annual meeting is first made. In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 5, 2016, then notice of your nomination to fill such new position or positions may be delivered to or mailed and received at the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our By-laws, which are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

We will submit all candidates nominated by a stockholder pursuant to the requirements above to the Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with this process will be notified of the Governance Committee’s decision.

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PROPOSAL 2  RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit and Finance Committee of our Board of Directors appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015. During 2014, KPMG LLP served as our independent accountants and reported on our consolidated financial statements for that year.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit and Finance Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit and Finance Committee will consider the engagement of other independent accountants. The Audit and Finance Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit and Finance Committee deems termination appropriate.

Recommendation:

The Board of Directors recommends that stockholders vote “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

22	CBRE - 2015 Proxy Statement

AUDIT AND OTHER FEES

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2014 and 2013 (in millions):

	Fiscal 2014	Fiscal 2013
Audit Fees	$7.5	6.7
Audit-Related Fees	1.6	1.8
Tax Fees	3.2	7.9
All Other Fees	—	—
TOTAL FEES	$12.3	16.4

A description of the types of services provided in each category is as follows:

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with the audit of our employee benefit plans, financial due diligence in connection with acquisitions and accounting consultations related to United States generally accepted accounting principles, or GAAP, and the application of GAAP to proposed transactions.

Tax Fees—Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

None of the services described above was required to be approved by the Audit and Finance Committee pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Audit and Finance Committee Pre-Approval Policy

The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Audit and Finance Committee Report

The Audit and Finance Committee consists of four directors, each of whom is independent under NYSE rules and applicable securities laws. The Board of Directors has determined that each member of the Audit and Finance Committee is financially literate as required under NYSE rules as well as an audit committee financial expert as described under “Corporate Governance—Audit and Finance Committee” on page 15. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Audit and Finance Committee assists the Board in fulfilling its responsibilities to our stockholders with respect to our independent auditors, our corporate accounting and reporting practices, risk oversight and the quality and integrity of our financial statements and reports. The Audit and Finance Committee is responsible for the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit and Finance Committee reviews and considers all potential related-party and corporate-opportunity transactions involving us and our directors and executive officers, and periodically reviews our balance sheet management, borrowing and capital markets activities as well as our merger-and-acquisition and co-investment performance.

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AUDIT AND OTHER FEES

The Audit and Finance Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2014 audit. Following completion of the audit, the Audit and Finance Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that our management fulfilled that responsibility, the Audit and Finance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit and Finance Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees” and the Sarbanes-Oxley Act of 2002. In addition, the Audit and Finance Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit and Finance Committee, discussed with the independent auditors their independence from us and our management and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit and Finance Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

In addition, the Audit and Finance Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

In accordance with law, the Audit and Finance Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees received through established procedures of concerns regarding questionable accounting or auditing matters. The Audit and Finance Committee approved the establishment of an ethics and compliance program in 2004 and receives periodic reports from our Chief Ethics and Compliance Officer regarding that program.

Audit and Finance Committee

Curtis F. Feeny, Chair

Brandon B. Boze

Laura D. Tyson

Gary L. Wilson

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit and Finance Committee is not incorporated into any such filings.

24	CBRE - 2015 Proxy Statement

PROPOSAL 3  ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2014

Executive compensation is an important matter for us and our stockholders. This proposal provides our stockholders with the opportunity to cast an advisory vote on our named executive officer compensation for 2014. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis section beginning on page 26 for a detailed description of our executive compensation philosophy and programs.

The primary goal of our executive compensation program is the same as our goal for operating the Company—to produce distinct advantages for our clients, employees and stockholders by creating real-estate solutions that drive our long-term value and growth. To achieve this goal, we have designed an executive compensation program based on the following principles:

•

Paying for performance—A significant portion of each executive’s potential compensation is “at risk,” with incentive programs tied to financial and strategic performance measures and our stock price performance. The financial measures may be at the corporate level, or based on a combination of corporate and business unit performance, depending on the executive’s position. In 2014, our named executive officers (taken collectively) had on average approximately (1) 82% of their total target direct compensation paid as variable (as opposed to fixed) compensation, (2) 44% of their total target direct compensation tied to financial and strategic metrics (our annual cash bonus awards and Adjusted EPS Equity Awards) and (3) 57% of their total target compensation tied to our stock price performance (our Adjusted EPS Equity Awards and Time Vesting Equity Awards).

•

Alignment with the interests of stockholders—Equity awards (including those tied to our financial performance) and promoting stock ownership align our executives’ financial interests with those of our stockholders.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

•	Transparency and corporate governance—It is critical to us that we are transparent and reflect best practices in corporate governance when establishing our executive compensation.

Our Board is committed to excellence in governance and recognizes the interest of our stockholders in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our stockholders are being asked to approve an advisory resolution on the compensation of the named executive officers as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2014 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that the compensation paid to our named executive officers for 2014 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid for 2014 to our named executive officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur at our annual meeting of stockholders in 2016.

Recommendation:

The Board of Directors recommends that stockholders vote “FOR” the advisory resolution to approve named executive officer compensation for 2014.

CBRE - 2015 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides you with detailed information regarding the material elements of compensation paid to our executive officers, including the considerations and objectives underlying our compensation policies and practices. Although our executive compensation program is generally applicable to all of our executive officers, this CD&A focuses primarily on the program as applied to the following executives (whom we refer to as “named executive officers”), which executives served in the following principal capacities as of December 31, 2014:

Robert E. Sulentic	President and CEO
James R. Groch*	Chief Financial Officer and Global Director of Corporate Development
Michael J. Lafitte	Chief Operating Officer
Calvin W. Frese, Jr.	Chief Executive Officer—Americas
Gil Borok**	Deputy Chief Financial Officer and Chief Accounting Officer
Robert Blain	Executive Chairman—Asia Pacific
*	Mr. Groch became our Chief Financial Officer and Global Director of Corporate Development effective March 4, 2014.

**	Mr. Borok previously served as our Chief Financial Officer until March 4, 2014, at which time he became our Deputy Chief Financial Officer and Chief Accounting Officer.

2014 Executive Summary

Business Highlights

In fiscal year 2014, we delivered strong results. Some highlights are as follows:

•	Our revenue totaled $9.0 billion, up 26% from 2013.

•	Our adjusted EBITDA was $1.2 billion, up 14% from 2013.[1]

•	Our adjusted net income was $561.1 million, up 18% from 2013.[1]

•	Our adjusted EPS was $1.68, up 17% from 2013.[1]

1    For supplemental financial data and a corresponding reconciliation of (a) net income computed in accordance with GAAP to adjusted EBITDA, (b) net income computed in accordance with GAAP to adjusted net income and (c) EPS computed in accordance with GAAP to adjusted EPS, in each case for the fiscal years ended December 31, 2014 and 2013, see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

•	We were the highest ranked commercial real estate services and investment company among the Fortune Most Admired Companies.

•	We were the leading commercial real estate brand for the 13th consecutive year in the Lipsey & Company annual survey.
•	We were again named Global Real Estate Advisor of the Year by Euromoney. We are the only firm to achieve top honors in three consecutive years.

•

We were ranked third overall (across all industries) in the International Association of Outsourcing Professionals’ top 100 global outsourcing companies, and we were the highest ranked commercial real estate services company in that survey for the fifth consecutive year.

Executive Compensation Highlights

We achieved strong overall financial and operational performance in 2014 over 2013. Historically, our Board has set aggressive targets to achieve strategic growth and increase shareholder value consistent with stockholder expectations of growth in profits each year, and our 2014 operating plan assumed continued solid growth over 2013. In 2014, we achieved our internal growth target on a global basis as well as for our Americas and Asia Pacific businesses, which are regions whose performance directly affected a portion of the compensation for two of our named executive officers—Calvin W. Frese, Jr. (our CEO—Americas) and Robert Blain (our Executive Chairman—Asia Pacific)—as we describe below in greater detail.

As described below, our pay philosophy emphasizes pay-for-performance through significant variable compensation tied to accomplishments against financial metrics and strategic measures relative to targets and goals. Due to our solid overall financial and operational performance in 2014, and after giving effect to each executive’s strong performance on his respective strategic measures, the total direct cash compensation earned in respect of 2014 was above the target amount established for our CEO and other named executive officers.

Summarized on page 28 are the key components of our executive compensation program established and administered by the Board’s Compensation Committee (which we shall refer to in this CD&A as the “Committee”) with respect to our executive compensation program for the named executive officers for 2014. The compensation changes in 2014 for Mr. Groch reflected his promotion in March 2014 and taking into account his positive performance, broader role in the Company and the positioning of his compensation opportunities among other Company executives and comparable market positions. Messrs. Sulentic’s, Lafitte’s and Frese’s compensation increases in 2014 reflected their positive performance as well as better alignment with compensation opportunities among other Company executives and market conditions.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Titles indicated in table reflect principal capacity in which the named executive officer served as of December 31, 2014. All base salary changes were effective March 30, 2014.

Compensation Component	Description and Purpose	Committee Actions for 2014
Base Salary

•Provides a minimum level of fixed compensation necessary to attract and retain senior executives.

•Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role, including due consideration given to appropriate comparator group benchmarking.

•In 2014, the Committee increased base salary for the following executives relative to 2013:

–   Robert E. Sulentic, our President and CEO, to $900,000, an increase of $100,000.

–   James R. Groch, our Chief Financial Officer and Global Director of Corporate Development, to $700,000, an increase of $100,000.*

•The other named executive officers did not receive a base salary increase for 2014 relative to 2013. Their 2014 base salaries were as follows:

–   Michael J. Lafitte, our Chief Operating Officer—$600,000.

–   Calvin W. Frese, Jr., our CEO—Americas—$600,000.

–   Gil Borok, our Deputy Chief Financial Officer and Chief Accounting Officer—$550,000.**

–   Robert Blain, our Executive Chairman—Asia Pacific—$560,000.

Annual Performance Awards

•Variable cash incentive opportunity tied to achievement of financial and individual strategic objectives.

•The financial performance measure used to determine a significant portion of each executive’s earned award is adjusted EBITDA measured at the global level and, for each of our business units, also as measured at the business unit level.

•Each executive has a target cash performance award opportunity, consisting of a “financial portion” (80% of the total award for 2014) and a “strategic measures portion” (20% of the total award for 2014).

•Actual cash incentive awards earned can range from zero to 200% of target.

•In 2014, the Committee increased the target annual performance award for the following executives relative to 2013:

–   Robert E. Sulentic, our President and CEO, to a $1,350,000 target, an increase of $150,000. Mr. Sulentic’s actual annual performance award earned for 2014 was $1,740,000.

–   James R. Groch, our Chief Financial Officer and Global Director of Corporate Development, to a $1,000,000 target, an increase of $50,000. Mr. Groch’s actual annual performance award earned for 2014 was $1,300,700.

•2014 target annual performance award opportunities for the other named executive officers were unchanged from 2013. Target and actual 2014 annual performance awards for these named executive officers were as follows:

–   Michael J. Lafitte, our Chief Operating Officer—$950,000 target; $1,213,000 actual award earned.

–   Calvin W. Frese, Jr., our CEO—Americas—$900,000 target; $1,305,300 actual award earned, which amount included a supplemental and discretionary $100,000 “CEO award” granted under our Executive Bonus Plan in recognition of his exemplary leadership and outstanding performance during 2014.

–   Gil Borok, our Deputy Chief Financial Officer and Chief Accounting Officer—$485,000 target; $601,900 actual award earned.

–   Robert Blain, our Executive Chairman—Asia Pacific—$840,000 target; $1,064,000 actual award earned.

Long-Term Incentives

•Annual grants of restricted stock units (with a mix of time-and performance-based vesting conditions in 2014) intended to align the interests of our executives with those of stockholders over a multi-year period, and to support executive retention objectives.

•In 2014, our executives received two-thirds of their target annual long-term incentive award value in the form of a Time Vesting Equity Award, and they received one-third of the target award value in the form of an Adjusted EPS Equity Award. (We describe these two types of awards in greater detail under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.)

•In 2014, the Committee increased the annual equity award target for the following executives relative to 2013:

–   Robert E. Sulentic, our President and CEO, to $3,750,000, an increase of $270,000.

–   James R. Groch, our Chief Financial Officer and Global Director of Corporate Development, to $2,700,000, an increase of $480,000.

•2014 annual equity award targets for the following executives were unchanged from 2013:

–   Michael J. Lafitte, our Chief Operating Officer—$2,220,000.

–   Calvin W. Frese, Jr., our CEO—Americas—$2,160,000.

–   Robert Blain, our Executive Chairman—Asia Pacific—$1,200,000.

•The 2014 annual equity award target for Gil Borok, our Deputy Chief Financial Officer and Chief Accounting Officer, was reduced by $500,000 to $460,000 to reflect his new role with the Company. In addition to his annual equity award, in March 2014 Mr. Borok received a special, one-time equity retention grant with a grant date fair value of

28	CBRE - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Component	Description and Purpose	Committee Actions for 2014

$1,500,000 (rounded down to the nearest whole share), which award will vest in full on March 4, 2017, subject to his continuous employment through that date. (If however the Company terminates Mr. Borok without “cause” prior to this vesting date, then a prorated portion of the award will immediately vest based on the number of days worked during the vesting period prior to his termination, with “cause” having substantially the same meaning as in the Company’s severance policy applicable to its highly compensated employees as described under “Severance Policy; Treatment of Death, Disability and Retirement Under 2013 and 2014 Equity Award Agreements” on page 54.) This retention award was granted to Mr. Borok in connection with his transition to his new role within the Company in 2014.

•The Committee granted each named executive officer’s annual equity award in August 2014, in the same amount as the targets indicated above (rounded down to the nearest whole share).

*	Mr. Groch became our Chief Financial Officer and Global Director of Corporate Development effective March 4, 2014.

**	Mr. Borok served as our Chief Financial Officer until March 4, 2014, at which time he became our Deputy Chief Financial Officer and Chief Accounting Officer.

Corporate Governance Highlights

Compensation and Corporate Governance Policies and Practices
•Independence

We have a Compensation Committee that is 100% independent. The Committee engages its own compensation consultant and affirms each year that the consultant has no conflicts of interest and is independent.

•No Hedging

We have a policy prohibiting all directors and employees from engaging in any hedging transactions with respect to securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps and collars) designed to hedge or offset any decrease in the market value of our securities.

•Compensation Clawback Policy

We have a “compensation clawback policy” that permits the Company, subject to the discretion and approval of the Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail in this CD&A under the heading “Other Relevant Policies and Practices” on page 42.

•Stock Ownership Requirements

We have stock ownership requirements for directors and our executive officers that require retention of threshold amounts of the net shares acquired upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units until required ownership levels are met.

•Equity Award Policy

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process, including timing and value of awards. The Equity Award Policy sets the timing of our annual equity grants to management and imposes stringent controls around any award made outside of the normal cycle.

•Change of Control Payments

We do not have employment contracts, plans or other agreements that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

•No Perquisites

Our named executive officers receive no perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as customary expatriate benefits and Company-provided vehicles for non-U.S. employees.

•No Tax Gross-Ups	As a policy matter, we do not provide tax gross-ups to our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives of Our Executive Compensation Program

Compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive business success. We believe that our compensation programs should focus our executives on creating sustainable long-term stockholder value. As a result, we reward our executives for annual and long-term business performance, based on global and/or business unit financial performance as well as based on progress against individual strategic performance measures.

The Committee establishes and administers our executive compensation program. The primary objectives of the program are to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals that will create enduring improvements in stockholder value. These short- and long-term compensation incentives are designed to:

•

Link pay to performance—We place a significant portion of each executive officer’s potential compensation “at risk,” with incentive programs tied to financial and strategic performance measures and our stock price performance. Depending on the executive’s position, the financial measures may be at the “corporate” level (i.e., based on our global consolidated results) or based on a combination of corporate and business unit performance, and depending on the achievement of these financial and strategic measures, the resulting payout could be above, at or below target amounts. In addition, all of our long-term incentives have a performance component in that the ultimate value of those incentives is tied to our stock price and/or financial results over a multi-year period, and we seek to further link our long-term incentives to our financial results and shareholder returns by awarding one-third of our executives’ total annual equity grant value in the form of an Adjusted EPS Equity Award and the remaining two-thirds in the form of a Time Vesting Equity Award. (These awards are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.)

•

Align the interests of our executives with those of our stockholders—We seek to instill a sense of ownership in the Company through annual equity-based awards and stock ownership requirements applicable to our directors and executives. Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase stockholder value as well as achieve solid financial results for our stockholders over a multi-year period.

•

Attract and retain top leadership talent—To successfully execute our business strategy, we must attract and retain top talent in our industry. This requires us to provide our executives with compensation opportunities at a level commensurate with other organizations competing for their talents. Our named executive officers have, on average, approximately 20 years of experience with CBRE (including their tenure with companies that we have acquired).

•

Be transparent and reflect best practices in corporate governance—In addition to implementing compensation programs that are easily understood and tracked, we have adopted specific policies and practices that are designed to further align executive compensation with long-term stockholder interests as described under “Corporate Governance Highlights” on page 29.

We believe that our stockholders recognize the positive attributes of our executive compensation program. As previously noted, we received strong support for our executive compensation from our stockholders at our 2014 annual meeting of stockholders, at which 99.3% of the votes cast on the “say on pay” proposal were in favor of the 2013 compensation for our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Make Compensation Decisions

Our Compensation Committee

Each year, the Committee determines the appropriate target levels of each component of compensation for each executive officer based on factors the Committee deems relevant in its business judgment. Key factors that the Committee may consider in any given year include:

•	Industry and market conditions

•	“Corporate” financial performance (i.e., based on our global consolidated results) and business unit financial performance

•	Corporate and business unit performance relative to competitors

•	Individual factors, including performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation and positioning among other senior executives

•	Overall effectiveness of the compensation program in achieving, measuring and rewarding desired performance levels

•	The results of our annual “say on pay” vote from the prior year’s annual meeting of stockholders

•	Advice from the Committee’s independent compensation consultant

•	Market compensation data among comparable companies

•	Current and evolving practices and trends among comparable companies

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience. Upon setting target compensation levels, the Committee then reviews the Board-approved annual operating plan and related strategy and objectives and uses this information to establish annual financial and strategic performance goals for each executive officer. Following year-end, performance relative to these goals is measured, and individual compensation levels are then determined.

Our Chief Executive Officer

Our CEO meets with the Committee and its independent compensation consultant to provide perspective about us and our industry that may be helpful in conducting an accurate survey of relevant market data from time to time. In addition, our CEO makes recommendations on non-CEO executive compensation, reviews the consultant’s report to the Committee and provides the Committee with commentary on portions of the report. At the invitation of the Committee, he also attends meetings when the performance of other executive officers is discussed. During these meetings, our

CEO provides an assessment of those executives’ performance and recommends a payout percentage with respect to the strategic measures portion of the annual performance bonus for each of those executive officers. The Committee makes all ultimate compensation decisions, incorporating both the feedback from its independent compensation consultant and our CEO. Our CEO does not attend Committee discussions where his performance is evaluated or his compensation is set.

The Committee’s Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee. FW Cook prepares analyses for the Committee based on its review of market data that it believes to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for the relevant period. FW Cook also meets with the Committee and with management to solicit input on job scope, performance, retention issues and other factors that it views as relevant. FW Cook then prepares reports for the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. The Governance Committee also engages FW Cook from time to time to advise it on non-employee director compensation.

FW Cook has not provided any services for us other than the services that it provided to the Committee (and may from time to time provide to the Governance Committee with respect to non-employee director compensation). After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member

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COMPENSATION DISCUSSION AND ANALYSIS

of the Committee or any of our executive officers, (ii) a certification from FW Cook that it does not trade in our securities, (iii) FW Cook’s Independence Policy that is reviewed annually by its board of directors and (iv) FW

Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and that its work does not raise any conflict of interest.

Comparative Market Data

We seek to offer total compensation competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services and investment industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from the Committee’s independent compensation consultant to understand whether our executive compensation is reasonable and competitive. For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including those that the Committee considers to be our most comparable public company competitors. This group changes from time to time, and for 2014 it consisted of the following companies:

AECOM Technology Corporation	Jones Lang LaSalle Incorporated
Aon Corporation	KBR, Inc.
Cognizant Technology Solutions Corporation	Kelly Services, Inc.
EMCOR Group, Inc.	Leidos Holdings, Inc.
Fidelity National Financial, Inc.	Marsh & McLennan Companies, Inc.
First American Financial Corporation	Robert Half International Inc.
Fiserv, Inc.	Unisys Corporation
Foster Wheeler AG	URS Corporation
The Interpublic Group of Companies, Inc.	Willis Group Holdings Public Limited Company
Jacobs Engineering Group Inc.	XL Group plc

The group of companies listed above includes business services companies outside our industry, with stature, size and complexity that are generally similar to our own, in recognition of the fact that competition for senior management talent is not limited to our industry. We believe that the compensation paid by the comparator group, taken as a whole, serves as one appropriate benchmark for our executive compensation, and we do not target any particular compensation percentile within the comparator group when setting executive compensation.

The Committee considers market compensation data that it believes to be reliable and relevant when establishing executive compensation targets. As one factor in setting compensation targets for our CEO, the Committee examines data for comparable positions in the comparator group described above, which indicates, for example, that our CEO’s base salary and annual incentive targets should be above those of the next highest paid Company executive.

This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our CEO bears ultimate responsibility for our global results and our overall success, such that his compensation opportunity should be set higher. Because reliable comparative data for other positions that might be specific to our business, such as a head of corporate development or a regional chief executive officer, is not broadly available from the comparator group, the Committee reviews components of the comparator group or the most comparable level positions (e.g., 2nd or 3rd highest paid), as well as other data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. As noted above, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive.

Say on Pay Results

The Committee also considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities. We received strong support for our executive compensation from our stockholders at our 2014 annual meeting of stockholders, at which 99.3% of the votes cast on the “say on pay” proposal were in favor of the 2013 compensation for our named executive officers. This was an approximate 2.3% increase from the favorable vote that we received on this matter at our 2013 annual meeting of stockholders. At the 2015 Annual Meeting, we will again hold an advisory vote to approve our named executive officer compensation for 2014. See “Proposal 3—Advisory Resolution to Approve Named Executive Officer Compensation for 2014” on page 25.

The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Risk Assessment

The Committee annually reviews the risks that may arise from our compensation programs, and in 2014 we undertook a comprehensive assessment of risk relating to those programs. Our management prepared a detailed inventory of all of our compensation programs, and FW Cook (on behalf of the Committee) worked with our management to analyze each program’s design to determine whether the program creates or encourages excessive or inappropriate risk taking. Based on this review and analysis, we and the Committee have concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.

Components of Our Program

Elements of our compensation program

The compensation program for our named executive officers consists primarily of three elements, which are described in more detail below:

•	Base salary

•	Annual performance awards (paid in cash)

•	Long-term equity-based incentives (granted with time-based and performance-based vesting conditions)

A significant percentage of our executive officers’ compensation package is variable, consisting of annual cash performance awards and long-term equity-based incentives. As shown in the charts below, for 2014, the targeted annual cash performance awards and long-term equity incentives comprised approximately (i) 85% of total target direct compensation for our CEO and (ii) on average 82% of total target direct compensation for our CEO together with our other named executive officers (taken collectively).

We endeavor to attract, motivate and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives, while concurrently encouraging those leaders to work towards ambitious long-term business objectives. We further seek to customize our pay practices based on individual performance, leadership and potential, as well as overall enterprise and business unit results. We assess our executives in the context of a methodical performance management process. We believe that our pay practices support all of these efforts.

Base salary: We provide competitive base salaries that allow us to attract and retain a high performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors, such as the executive’s skill and experience, the seniority of the position, the difficulty of finding a replacement, affordability and the positioning of the base pay against market salary levels and against base salaries of other senior executives at the Company. Base salaries are generally reviewed annually during the first quarter of the year but may also be reviewed at other times if an executive officer’s responsibilities have materially changed or other special circumstances so warrant.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2014, we paid base salaries to our named executive officers as set forth in the table below (which table reflects the principal capacity in which the executive served as of December 31, 2014). For additional information regarding the base salaries (and the reasons for any associated increases) of our named executive officers for 2014, see the heading entitled “2014 Executive Summary—Executive Compensation Highlights” on page 27.

Name	2014 Base Salary	Change from Prior Year
Robert E. Sulentic President and Chief Executive Officer	$900,000	Increased in 2014 by $100,000.
James R. Groch Chief Financial Officer and Global Director of Corporate Development	$700,000	Increased in 2014 by $100,000.
Michael J. Lafitte Chief Operating Officer	$600,000	N/A
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$600,000	N/A
Gil Borok Deputy Chief Financial Officer and Chief Accounting Officer	$550,000	N/A
Robert Blain Executive Chairman—Asia Pacific	$560,000	N/A

All base salary changes were effective March 30, 2014.

Annual performance awards: The Committee grants annual performance awards to our executive officers under our stockholder-approved Executive Incentive Plan, or EIP. The EIP is a bonus plan that permits executives to earn performance awards up to an individual cap based on a percentage of our adjusted EBITDA for the relevant performance period, which cap is currently 1.0% for our CEO and 0.5% for each of our other executive officers. (As described under “Proposal 4—Approve an Amendment to Executive Incentive Plan,” we are proposing in this Proxy Statement that our stockholders approve an amendment to increase the caps to 2.25% for our CEO and to 1.50% for each of our other executive officers.) Within the framework of the EIP, the Committee uses our Executive Bonus Plan, or EBP, to establish target and maximum awards and determine actual payouts thereunder for our executives. The EBP is designed to motivate and reward executives by aligning pay with annual performance, and the amount of an award thereunder is measured by the executive’s success against a combination of challenging financial and strategic performance measures established by the Committee. The maximum payout of annual performance awards to an executive under the EBP is generally less than his or her respective cap under the EIP. Notwithstanding this maximum payout under the EBP, the Committee may (among other things) exercise its discretion in any year to award additional amounts to an executive up to his or her respective cap under the EIP or to pay an additional bonus outside of the EIP. In addition, although annual performance awards under the EIP and EBP are typically paid in cash, we may determine in any year to pay an award under either plan in the form of Company stock or other non-cash forms of compensation.

Annual EBP Target Award: In 2014, the Committee established annual performance award targets for our named executive officers under the EBP as set forth in the table below (which table reflects the principal capacity in which the executive served as of December 31, 2014). For additional information regarding the annual performance award targets (and the reasons for any associated increases) of our named executive officers for 2014, see the heading entitled “2014 Executive Summary—Executive Compensation Highlights” on page 27.

Name	2014 EBP Target Awards	Change from Prior Year
Robert E. Sulentic President and Chief Executive Officer	$1,350,000	Increased in 2014 by $150,000.
James R. Groch Chief Financial Officer and Global Director of Corporate Development	$1,000,000	Increased in 2014 by $50,000.
Michael J. Lafitte Chief Operating Officer	$950,000	N/A
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$900,000	N/A
Gil Borok Deputy Chief Financial Officer and Chief Accounting Officer	$485,000	N/A
Robert Blain Executive Chairman—Asia Pacific	$840,000	N/A

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Adjusted EBITDA Target under the EBP: The Committee uses adjusted EBITDA when establishing financial performance targets under the EBP so that we can effectively tie compensation to our operating results.2 We believe sustained growth in profitability over time significantly correlates to value creation for our stockholders. As such, we seek to appropriately align our executives’ compensation to performance in the areas where they have the most direct impact. For our CEO and other corporate executives who manage our global business, we measure adjusted EBITDA against plan at the global level. For our business unit executives, we measure adjusted EBITDA against plan at both the business unit and the global level. We believe that this combined measurement encourages them to collaborate with and contribute to the success of their global colleagues. For 2014, the Committee decided that 80% of the 2014 EBP award for the named executive officers was to be weighted on financial performance measures (using adjusted EBITDA) and that the remaining 20% was to be weighted on both financial performance measures and individual strategic measures (as discussed below).

The 2014 adjusted EBITDA targets for our named executive officers, as compared to actual adjusted EBITDA in 2014, were as follows:

	Target for adjusted EBITDA	Actual adjusted EBITDA		Relevant Business Measure Weighting
President and Chief Executive Officer Chief Financial Officer and Global Director of Corporate Development Chief Operating Officer Deputy Chief Financial Officer and Chief Accounting Officer	$1,102.0 million	$1,166.1 million		Global (100%)
Chief Executive Officer—Americas	$757.3 million	$822.5 million	[3]	Americas (50%)
	$1,102.0 million	$1,166.1 million		Global (50%)
Executive Chairman—Asia Pacific	$83.4 million	$88.4 million	[4]	Asia Pacific (50%)
	$1,102.0 million	$1,166.1 million		Global (50%)

Target financial performance under the EBP corresponds to our Board-approved internal financial and operating plan established at the beginning of each performance year, which we believe represents appropriate goal-setting by us. Following year-end, our actual financial performance is then compared to the targeted financial performance, and a resulting “adjustment factor” is applied to the executive’s entire target EBP award. For our executives to be eligible to receive any award under the EBP in 2014, our actual financial performance had to exceed 70% of the applicable target for adjusted EBITDA (as indicated in the table above). Performance at the target level for adjusted EBITDA would have resulted in a 100% adjustment factor (i.e., no multiplier or discount applied to the EBP target award), and performance at 130% or greater of the target level for adjusted EBITDA would have resulted in a 200% adjustment factor (i.e., a 2x multiplier applied to the entire target EBP award). The adjustment factor for performance between 70%

and 130% of the target level for adjusted EBITDA is linearly interpolated. For example, in 2014 our adjusted EBITDA at the global level was 105.8% of target (resulting in a 119.3% adjustment factor to the portion of a target EBP award subject to global performance), adjusted EBITDA in our Americas business was 108.6% of target (for our CEO—Americas, resulting in a 128.7% adjustment factor to the 50% portion of his target EBP award subject to our Americas business performance), and adjusted EBITDA in our Asia Pacific business was 105.9% of target (for our Executive Chairman—Asia Pacific, resulting in a 119.7% adjustment factor to the 50% portion of his target EBP award subject to our Asia Pacific business performance). Once determined, the adjustment factor is applied to the entire target EBP award, and the portion of the resulting product subject to financial performance measures (as noted above, 80% of the 2014 EBP award for all named executive officers) becomes the “financial performance portion” of the total EBP award.

2    For additional information on adjusted EBITDA, please see footnote 2 under “Proxy Summary Information” on page 2.

3    2014 EBITDA for our Americas region, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, was $725.6 million. There were no adjustments to this figure to arrive at 2014 adjusted EBITDA for our Americas region such that its 2014 adjusted EBITDA was also $725.6 million. For a reconciliation of net income computed in accordance with GAAP to EBITDA for our Americas region for the fiscal year ended December 31, 2014, see Annex A to this Proxy Statement. We then modified the 2014 adjusted EBITDA figure for our Americas region to add back certain overhead costs, strategic information technology costs and equity compensation expense that are not fully attributable to that region in order to arrive at a “bonusable” adjusted EBITDA figure for our Americas region for 2014. We consider the $822.5 million figure in the table above to be the “bonusable” adjusted EBITDA figure.

4    2014 EBITDA for our Asia Pacific region, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, was $87.9 million. There were no adjustments to this figure to arrive at 2014 adjusted EBITDA for our Asia Pacific region such that its 2014 adjusted EBITDA was also $87.9 million. For a reconciliation of net income computed in accordance with GAAP to EBITDA for our Asia Pacific region for the fiscal year ended December 31, 2014, see Annex A to this Proxy Statement. We then modified the 2014 adjusted EBITDA figure for our Asia Pacific region to add back the net impact of foreign exchange rate movements attributable to that region in order to arrive at a “bonusable” adjusted EBITDA figure for our Asia Pacific region for 2014. We consider the $88.4 million figure in the table above to be the “bonusable” adjusted EBITDA figure.

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Strategic Measures under the EBP: Although Company financial performance is critical to our success, the Committee also believes that a portion of the EBP award (as noted above, 20% of the 2014 EBP award for all named executive officers) should be affected by reference to performance against important strategic measures. The payout of the strategic measure component of annual performance awards under the EBP is more qualitative in nature and subjective in measurement. These qualitative measures—which the Committee approves for each executive at the beginning of each performance year—enable the Committee to influence management’s performance against strategies beyond near-term financial measures to include certain strategic measures such as the quality of our earnings, the positioning of our business for the future and the mitigation of risk.

Following the end of the performance year, the Committee subjectively reviews each executive’s performance against the various strategic measures, determines the relative weighting of each strategic measure, and considers any special factors that could have affected performance during the year. The Committee then determines a “preliminary strategic measures award multiplier” using the ratings framework below:

STRATEGIC MEASURES SCORECARD

Rating	Performance Assessment	Preliminary Multiplier Against Portion of EBP Award Subject to Strategic Measures
1	Far Below Expectations	0%
2	Partially Met Expectations	75%
3	Met Expectations	100%
4	Somewhat Exceeded Expectations	125%
5	Far Exceeded Expectations	150%

After the “preliminary strategic measures award multiplier” is determined, the Committee then further reviews each executive’s performance relative to his or her executive colleagues and takes into account other objectives and measures that may have become important to us or the executive during the year that are not reflected in the formal strategic measures approved at the beginning of the performance year. Based on this review, the Committee may further increase or decrease the amount of the preliminary strategic measures award multiplier, subject to a multiplier cap of 150%. The multiplier percentage, as so further adjusted, becomes the “final strategic measures award multiplier,” which is then applied to the strategic measures portion of the EBP award. The resulting product becomes the “final strategic performance portion” of the total EBP award.

With respect to the CEO, the Committee determines his performance against strategic measures. With respect to other executive officers, the Committee reviews the determinations and recommendations of the CEO and then makes the final decision as to their performance and percentage payout assigned.

2014 EBP Award Payout Determination: The “financial performance portion” and the “final strategic performance portion” of the EBP award, each as described above, were then added together to arrive at a total 2014 EBP award, subject to an overall cap of 200% of the target EBP award as required by the terms of the EBP.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below (which reflects the principal capacity in which our named executive officers served as of December 31, 2014) describes the financial and strategic measures applied to each of our named executive officers and their resulting payouts against targets under the EBP for 2014.

Name	Financial Measures	Strategic Measures	2014 Target	2014 Payout
Robert E. Sulentic President and Chief Executive Officer	•Global adjusted EBITDA—100%

Mr. Sulentic was expected to achieve specific objectives set for him in the following areas:

•Senior leadership team development and accountability

•Strategic planning (including Board engagement in the same)

•Investment and capital raising strategy

•EMEA and APAC business development

•Implementing key shared services initiatives

•Diversity and succession planning

			$ 1,350,000	$ 1,740,000
	Actual Achievement Against Target: 105.8% Adjustment Factor: 119.3%	Strategic Performance Rating: 140%
James R. Groch Chief Financial Officer and Global Director of Corporate Development	•Global adjusted EBITDA—100%

Mr. Groch was expected to achieve specific objectives set for him in the following areas:

•M&A process

•M&A deal execution and underwriting

•Co-investment process

•Balance sheet and corporate finance initiatives

•CBRE Global Investors strategic initiatives

•Data management strategy

			$ 1,000,000	$ 1,300,700
	Actual Achievement Against Target: 105.8% Adjustment Factor: 119.3%	Strategic Performance Rating: 145%
Michael J. Lafitte Chief Operating Officer	•Global adjusted EBITDA—100%

Mr. Lafitte was expected to achieve specific objectives set for him in the following areas:

•Senior leadership accountability

•Growth and execution in EMEA and APAC

•Operational and cost efficiency in our Americas business

•Brokerage business growth

•Financial planning and analysis

•Implementation of a client relationship program

•Diversity, leadership development and succession planning

			$ 950,000	$ 1,213,000
	Actual Achievement Against Target: 105.8% Adjustment Factor: 119.3%	Strategic Performance Rating: 135%

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Financial Measures	Strategic Measures	2014 Target	2014 Payout
Calvin W. Frese, Jr. Chief Executive Officer—Americas	•Global adjusted EBITDA—50% •Americas adjusted EBITDA—50%

Mr. Frese was expected to achieve specific objectives set for him in the following areas:

•Brokerage and Global Corporate Services business growth

•Implementation of a client relationship program

•Diversity, leadership development and succession planning

•Operational excellence in our Americas business

•M&A

•Supporting our “matrix” leadership structure

			$ 900,000	$ 1,205,300(1)
	Actual Achievement Against Target: 105.8% (Global) and 108.6% (Americas) Global Adjustment Factor: 119.3% Americas Adjustment Factor: 128.7%	Strategic Performance Rating: 140%
Gil Borok Deputy Chief Financial Officer and Chief Accounting Officer	•Global adjusted EBITDA—100%

Mr. Borok was expected to achieve specific objectives set for him in the following areas:

•Integrity and controls within the global finance organization

•Financial planning and management

•Tax planning

•Improvements within our investor relations program

•EMEA roll-out of our Financial Platform Optimization program

			$ 485,000	$ 601,900
	Actual Achievement Against Target: 105.8% Adjustment Factor: 119.3%	Strategic Performance Rating: 120%
Robert Blain Executive Chairman—Asia Pacific	•Global adjusted EBITDA—50% •Asia Pacific adjusted EBITDA—50%

Mr. Blain was expected to achieve specific objectives set for him in the following areas:

•Business growth and operational efficiency

•Senior leadership development and succession planning

•Geographic growth and business line execution

•Execution of Capital Markets objectives

			$ 840,000	$ 1,064,000
	Actual Achievement Against Target: 105.8% (Global) and 105.9% (Asia Pacific) Global Adjustment Factor: 119.3% Asia Pacific Adjustment Factor: 119.7%	Strategic Performance Rating: 130%
(1)

This amount does not include Mr. Frese’s supplemental and discretionary “CEO award” of $100,000 granted under our EBP in recognition of his exemplary leadership and outstanding performance during 2014. Including this CEO award, Mr. Frese’s total EBP award for 2014 was $1,305,300. A further explanation of this CEO award is provided immediately below.

Supplemental and discretionary “CEO award” granted under our EBP: The EBP also provides our CEO the opportunity to grant a supplemental and discretionary bonus award (or “CEO award”) in cases of exceptional and exceedingly deserving circumstances. The amount of any CEO award is determined in the CEO’s sole discretion, but subject to ratification by our Board or the Committee. Mr. Frese received a CEO award of $100,000 in respect of

2014 in recognition of his exemplary leadership and outstanding performance for that year.

Long-term incentives: We use equity compensation as a long-term incentive to create alignment with stockholders, to reward achievement of multi-year financial objectives, and as a retention tool for top executives that have the most direct impact on corporate results. The link to performance in our

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long-term incentive grants is prospective in nature. For example, equity grants encourage executives not only to contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value—because the executives share in that value through their equity. Our equity grants are subject to multi-year vesting schedules, which help us to retain key talent.

In 2014, the Committee granted our annual equity awards in two forms—a Time Vesting Equity Award (two-thirds of our executives’ total 2014 annual equity grant value) and an Adjusted EPS Equity Award (one-third of our executives’ total 2014 annual equity grant value), as outlined below:

•

Time Vesting Equity Award—A time-vesting award that vests 25% per year over four years (with the first tranche vesting in August 2015). We refer to these awards in this Proxy Statement as our “Time Vesting Equity Awards,” and we explain this award further under “Time Vesting Equity Award” on page 40.

•

Adjusted EPS Equity Award—A performance-vesting award that vests in full in August 2017, based on our achievement against various adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2015 and 2016 fiscal years. The awards have a target unit amount, zero to 200% of which may be earned depending on our actual adjusted EPS over the performance period. We refer to these awards in this Proxy Statement as our “Adjusted EPS Equity Awards,” and we explain this award further under “Adjusted EPS Equity Award” on page 40.

Determination of 2014 Long-Term Incentives: With respect to our CEO, the Committee determines the amount of his equity award. With respect to other executive officers, our CEO recommends to the Committee each year the recipients of equity awards as well as the amount of each award. In evaluating these recommendations and making its final award determinations for all executive officers, the Committee considers:

•	the executive’s position within our organization;

•	ongoing performance and expected contributions by the executive to our future success; and

•

input from the Committee’s independent compensation consultant (FW Cook), taking into consideration relevant market data (when applicable), pay equity among the relevant employee group and other factors.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below (which reflects the principal capacity in which our named executive officers served as of December 31, 2014) represents the dollar values (measured at grant date fair value) underlying the annual equity awards that were made to our named executive officers for 2014, which consisted of an Adjusted EPS Equity Award (one-third of the total grant date fair value) and a Time Vesting Equity Award (two-thirds of the total grant date fair value). For additional information regarding the long-term incentives (and the reasons for the associated increases) of our named executive officers for 2014, see the heading entitled “2014 Executive Summary—Executive Compensation Highlights” on page 27.

Name	Adjusted EPS Equity Award (at target)(1)	Time Vesting Equity Award(2)		Total 2014 Annual Equity Awards	Change from Prior Year
Robert E. Sulentic President and Chief Executive Officer	$1,250,000	$2,500,000		$3,750,000	•Increased in 2014 by $270,000.
James R. Groch Chief Financial Officer and Global Director of Corporate Development*	$900,000	$1,800,000		$2,700,000	•Increased in 2014 by $480,000.
Michael J. Lafitte Chief Operating Officer	$740,000	$1,480,000		$2,220,000	•N/A
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$720,000	$1,440,000		$2,160,000	•N/A
Gil Borok Deputy Chief Financial Officer and Chief Accounting Officer**	$153,333	$306,667	(3)	$460,000	•Reduced in 2014 by $500,000 (reflecting Mr. Borok’s new role within the Company in 2014).
Robert Blain Executive Chairman—Asia Pacific	$400,000	$800,000		$1,200,000	•N/A
*	Mr. Groch became our Chief Financial Officer and Global Director of Corporate Development effective March 4, 2014.

**	Mr. Borok served as our Chief Financial Officer until March 4, 2014, at which time he became our Deputy Chief Financial Officer and Chief Accounting Officer.

(1)

The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against various adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2015 and 2016 fiscal years, with full vesting of any earned amount on August 14, 2017. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned. The maximum number of units available under the award is 200% of the target number of units, and there is linear interpolation between the various adjusted EPS performance targets.

(2)	The Time Vesting Equity Award will vest 25% per year over four years (on each of August 14, 2015, 2016, 2017 and 2018).

(3)

The amount shown above for Mr. Borok does not include a special, one-time equity retention grant that he received in March 2014 in connection with his transition to a new role within the Company. The award had a grant date fair value of $1,500,000 (rounded down to the nearest whole share), and it will vest in full on March 4, 2017, subject to his continuous employment through that date. (If however the Company terminates Mr. Borok without cause prior to this vesting date, then a prorated portion of the award will immediately vest based on the number of days worked during the vesting period prior to his termination.) A further explanation of this grant is provided below.

Any unvested portion of our equity awards is generally forfeited upon termination of the executive’s employment with the Company. However, the award agreements pursuant to which the 2014 equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in the event of termination of employment due to death, disability or retirement, and in the case of retirement subject to compliance with certain non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s). (These terms of the 2014 award agreements also apply to our equity grants made in 2013 but do not apply to any equity grants made prior to that year.) In consultation with FW Cook, we made these changes because we believe them to be important for employee retention and equitable to employees who have shown significant loyalty and service to us, and also because they encourage smooth leadership succession where an employee nearing retirement would otherwise forfeit on retirement a substantial unvested portion of his or her equity granted in the years immediately preceding retirement. We describe these continued or accelerated vesting terms (including the definitions of “disability” and “retirement” under the 2014 award agreements) in greater detail under the heading “Summary of Plans, Programs and Agreements—Severance Policy; Treatment of Death, Disability and Retirement Under 2013 and 2014 Equity Award Agreements” on page 54.

Time Vesting Equity Award: The Time Vesting Equity Awards will vest 25% per year over four years (on each of August 14, 2015, 2016, 2017 and 2018).

Adjusted EPS Equity Award: The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2015 and 2016 fiscal years, with full vesting of any earned amount on August 14, 2017. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned, and there is linear interpolation between the various adjusted EPS performance targets. We believe that the adjusted EPS performance targets will require substantial efforts from our executive officers in order to achieve them.

Special, One-Time Equity Retention Grant: In addition to his annual equity award, in March 2014 Mr. Borok received a

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COMPENSATION DISCUSSION AND ANALYSIS

special, one-time equity retention grant. It had a grant date fair value of $1,500,000 (rounded down to the nearest whole share), and it will vest in full on March 4, 2017, subject to his continuous employment through that date. If Mr. Borok’s employment is terminated by the Company without cause prior to March 4, 2017, then a prorated portion of the award will immediately vest based on the number of days worked during the vesting period prior to his date of termination. This retention award was granted in connection with his transition to his new role within the Company in 2014.

Additional Elements of Our Compensation Program

•

Deferred Compensation Plan—The purpose of our Deferred Compensation Plan, or DCP, is to provide certain highly compensated employees (including our executive officers) and non-employee directors a tax-efficient manner in which to defer compensation to future years, thus increasing the value of our overall compensation program in support of our recruitment and retention objectives. The DCP is described in more detail under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 54.

•

Severance; Termination Due to Death, Disability and Retirement—In 2014, we maintained a severance policy for all highly compensated employees (including our executive officers) for any Company-initiated separation other than “for cause.” Under this policy, our executives were eligible for a severance payment equal to one week of base salary for every $10,000 of their annual base salary, with a minimum of 12 weeks of base salary up to a maximum of 36 weeks of base salary. If the termination is “for cause,” then the payment is limited to six weeks of base salary. Payment of severance is conditioned upon, among other things, a release of claims against us by the employee. In addition, the award agreements pursuant to which our 2013 and 2014 equity awards (but not those for prior years) were granted provide for continued or accelerated vesting of the unvested portion of those awards in the event of termination of employment due to death, disability or retirement, and in the case of retirement are subject to compliance with certain non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s). Our severance policy and the death, disability and retirement terms in our 2013 and 2014 award agreements (including the definitions of “for cause,” “disability” and “retirement”) are described in more detail under “Summary of Plans, Programs and Agreements—Severance Policy; Treatment of Death, Disability and Retirement Under 2013 and 2014 Equity Award Agreements” on page 54.

On March 24, 2015, our Compensation Committee adopted a Change in Control and Severance Plan for Senior Management (the “Executive and Senior Management

Severance Plan”), effective as of such date, in which our executives and certain other members of our senior management participate. Participants in the Executive and Senior Management Severance Plan are eligible to receive under the Plan (i) severance payments and benefits upon a qualifying termination of employment, including enhanced payments and benefits for a qualifying termination that occurs within a window period surrounding a change in control of the Company, and (ii) accelerated vesting and other benefits in respect of equity awards held by such participants who remain employed with us on the date of a change in control of the Company. Participants in the Executive and Senior Management Severance Plan are not eligible to receive any severance payments or benefits under the severance policy described in the preceding paragraph. For a summary of the terms of the Executive and Senior Management Severance Plan, please refer to our Current Report on Form 8-K filed on March 27, 2015.

•

Perquisites—Our named executive officers participate in our benefit plans on the same basis as all of our other employees. We do not otherwise generally offer our named executive officers perquisites unless such benefits serve a reasonable business purpose, such as typical expatriate benefits and Company-provided vehicles for non-U.S. employees. We provided Mr. Blain—who is based in Hong Kong—with allowances for housing, education, subsistence, travel, and insurance in an aggregate amount of $215,302 in 2014. These allowances are market customs for executives working overseas. Some or all of our executive officers may also participate in broad-based plans and policies (such as our 401(k) plan) and participated (in 2014) in our severance policy as described under “Summary of Plans, Programs and Agreements” on page 52.

•

Change of Control Payments—We do not have agreements or plans that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

•	Tax Gross-Ups—As a policy matter, we do not provide tax gross-ups to our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Relevant Policies and Practices

Equity Ownership Policy

Our objective to link compensation to our long-term success is reinforced by an equity ownership policy applicable to our executives. To further align our executives’ interests with our stockholders over the long term, this policy restricts selling of Company stock by each executive officer until the executive acquires and maintains significant levels of Company stock. (For our named executive officers, the minimum ownership requirements are indicated in the table below.) Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. As of December 31, 2014, all of our named executive officers had satisfied their minimum requirements.

STOCK OWNERSHIP REQUIREMENT

Titles indicated in table reflect principal capacity in which the named executive officer served as of December 31, 2014.

Name	Minimum Requirement
Robert E. Sulentic President and Chief Executive Officer	5x Base Salary
James R. Groch Chief Financial Officer and Global Director of Corporate Development	3x Base Salary
Michael J. Lafitte Chief Operating Officer	3x Base Salary
Calvin W. Frese, Jr. Chief Executive Officer—Americas	3x Base Salary
Gil Borok Deputy Chief Financial Officer and Chief Accounting Officer	2x Base Salary
Robert Blain Executive Chairman—Asia Pacific	3x Base Salary

A further description of this policy and the applicable thresholds can be found under “Corporate Governance—Stock Ownership Requirements” on page 19.

Policies restricting stock trading and prohibiting hedging and short-selling

We have a pre-clearance policy and process for trades in CBRE securities that all directors, executive officers and other designated insiders must follow. Under this policy, our directors, executive officers and other designated insiders are prohibited from trading in CBRE securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance through our General Counsel, in each case except under pre-approved SEC Rule 10b5-1 trading plans. In addition, as part of this policy, we prohibit any short-selling and hedging transactions involving our securities. This is intended to, among other things, prohibit our directors, executive officers and designated insiders from insulating themselves from the effects of poor stock price performance.

Compensation Clawback Policy

In February 2014, we adopted a “compensation clawback policy.” This policy permits us, subject to the discretion and approval of the Board, to recover cash-based and performance-based-equity incentive compensation (e.g., our Adjusted EPS Equity Awards) paid to any current or former “Section 16 officer” (as so designated by the Board and our Audit and Finance Committee under Rule 16a-1(f) of the Securities Exchange Act of 1934) in the event of a restatement of our financial results in certain circumstances described below. This policy applies to cash-based incentive compensation paid after February 21, 2014 and to performance-based-equity incentive compensation awarded on or after August 14, 2014.

Specifically, the policy provides that (a) if we are required to restate our financial statements due to material non-compliance by us with any financial reporting requirement under securities laws (other than due to changes in accounting policy, generally accepted accounting principles or applicable law), (b) fraud or willful misconduct contributed to the restatement and (c) any executive officer received a recoverable incentive-based compensation award in excess of the amount that he or she would have received had the restated financial statements been in effect for the period in which the incentive-based compensation amount was awarded, then we are entitled to recover the overpayment. The policy permits clawback from any executive who received an award overpayment, irrespective of whether the executive contributed to the fraud or willful misconduct. Awards are subject to clawback under the policy for up to three years after the award (or any portion thereof) vests (for awards subject to vesting conditions) or is granted (for all other recoverable incentive-based compensation).

42	CBRE - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Award Policy and procedures for equity grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process, including timing and value of equity awards. This policy has the following characteristics:

•	Sets the timing of our annual equity grants to management

•	Imposes stringent controls around any award made outside of the normal cycle

•	Requires Board approval for delegation by the Committee of its authority under our equity incentive plans

•	Provides that the effective date of a grant is either the date the Committee approves the award or a later date specified at that time
•	Provides that the exercise price of stock options and value of restricted stock and restricted stock unit awards is the closing price of our common stock on the NYSE on the grant date

•

Permits our CEO to make special recruitment and retention awards in the periods between Committee meetings, but never to executive officers or an award consisting of stock options, and there are limitations on the terms and amounts of those grants as well as a requirement to provide reports of such grants to the Committee

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Section 162(m) tax considerations

When structuring our executive compensation programs, we and the Committee consider Internal Revenue Code Section 162(m), which limits the deductibility of executive compensation paid by publicly held corporations to $1.0 million per year to the chief executive officer and each of the three next most highly compensated executive officers (except for the chief financial officer), unless the compensation is “performance based.” Although the tax impact on us of any compensation arrangement is a factor to be considered in a compensation decision, this impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion that it deems necessary to compensate executives competitively and in a manner commensurate with performance. The Committee may therefore award compensation to our executive officers that is not fully tax deductible if it determines that the compensation arrangement is nevertheless in our and our stockholders’ best interests.

We intend to use performance-based compensation when it is consistent with our compensation philosophy and in our and our stockholders’ best interests. Our EIP is a stockholder-

approved incentive-compensation plan, and all compensation paid under the EIP is intended to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m). Under the EIP, the maximum award (which may be cash or stock awards) for each annual performance period is currently equal to 1.0% of adjusted EBITDA for our CEO and 0.5% of adjusted EBITDA for each of our other participating executive officers. (As described under “Proposal 4—Approve an Amendment to Executive Incentive Plan,” we are proposing in this Proxy Statement that our stockholders approve an amendment to increase the maximum percentage to 2.25% for our CEO and to 1.50% for each of our other participating executive officers.) But, the Committee generally determines the actual amount of awards in a lesser amount through application of our EBP as well as after consideration of other factors that the Committee deems relevant in gauging the performance of each executive in addition to adjusted EBITDA. Our Time Vesting Equity Awards that were granted under our EIP to our named executive officers for 2014, as well as our Adjusted EPS Equity Awards granted during 2014, are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation Committee

Frederic V. Malek, Chair

Brandon B. Boze

Bradford M. Freeman

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.

CBRE - 2015 Proxy Statement	43

PROPOSAL 4  APPROVE AN AMENDMENT TO EXECUTIVE INCENTIVE PLAN

In 2007, our stockholders approved the Company’s Executive Incentive Plan, or EIP. The purpose of the EIP is to assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers that are deductible to the maximum extent possible as “performance-based compensation” within the meaning of Internal Revenue Code Section 162(m). We believe achieving this tax deductibility advances our interests and those of our stockholders. Under the EIP, each participant is eligible to receive a maximum performance award (which may be cash or stock awards) equal to a percentage of our “earnings before income taxes, depreciation and amortization,” as may be adjusted under the EIP (“adjusted EBITDA”), for a performance period that our Compensation Committee establishes. As currently in effect, this percentage is equal to 1.0% for our CEO and 0.5% for each of our other participating executive officers. The Compensation Committee generally determines the actual amount of awards in a lesser amount through application of our Executive Bonus Plan (or EBP) as well as after consideration of other factors that the Compensation Committee deems relevant in gauging the performance of each executive in addition to adjusted EBITDA. Both the EIP and the EBP are described on page 52 under “Summary of Plans, Programs and Agreements—Executive Incentive Plan” and “—Executive Bonus Plan”.

When the maximum EIP award percentages noted above were originally formulated, we contemplated that only our annual performance awards (typically paid in cash under the EBP) would fall within the EIP. Beginning in 2014 however, we granted (and intend to continue to grant) both our annual performance awards and our Time Vesting Equity Awards under the EIP to our executives whose compensation may be subject to Section 162(m) of the Internal Revenue Code. For such executives, our Compensation Committee anticipates that it will preliminarily approve the Time Vesting Equity Awards each February (when it also determines the executives’ annual performance awards) for such executive’s prior fiscal-year performance equal to an amount based on considerations contemplated by the EIP—that is, corporate or business unit performance against budgeted financial goals, achievement of non-financial and strategic goals, economic and relative performance considerations and assessments of individual performance.

On February 11, 2015, recognizing that granting our Time Vesting Equity Awards under the EIP significantly increases the amount of incentive compensation awarded under the EIP, our Board—upon the recommendation of our Compensation Committee—approved an amendment to the EIP to increase the maximum award payable thereunder for each performance period to 2.25% (from 1.0%) of adjusted EBITDA for our CEO and to 1.50% (from 0.5%) of adjusted EBITDA for each of our other participating executive officers, subject to approval of our stockholders at our 2015 annual meeting of stockholders. As discussed above, the Compensation Committee generally grants actual awards under the EIP in a lesser amount, and we do not currently contemplate any correspondingly significant increase to the overall levels of incentive compensation for our executive officers or any changes to our Compensation Committee’s pay philosophy in setting executive compensation. Instead, we contemplate that the higher maximum award amount will enable us to achieve greater tax deductibility by including a greater portion of our cash and equity incentive compensation (such as our Time Vesting Equity Awards) under the EIP. Our Board believes that the proposed amendment to the EIP is consistent with the objectives of the EIP and is in the best interest of our stockholders.

A copy of the EIP (as we propose to amend it) is attached to this Proxy Statement as Annex B. Section 3.1 thereof reflects the terms of the amendment described in this Proposal. The proposed amendment does not change any other terms of the EIP as currently in effect.

If our stockholders do not approve this Proposal 4, the EIP will remain in full force without giving effect to the proposed amendment, and we may continue to grant cash and equity awards under the EIP using the current maximum award percentages.

This Proposal 4 requires the affirmative vote of a majority of the shares present or represented and entitled to vote thereon at our 2015 annual meeting of stockholders. An abstention will have the same effect as a vote against this Proposal, and a broker non-vote will have no effect in determining whether this Proposal is approved. If this Proposal 4 is approved by our stockholders, then the EIP (as so amended) will become effective as of February 11, 2015 (which is the date that our Board approved of the proposed amendment).

Recommendation:

The Board of Directors recommends that stockholders vote “FOR” the amendment to Section 3.1 of the Executive Incentive Plan.

44	CBRE - 2015 Proxy Statement

EXECUTIVE MANAGEMENT

We have provided below summary biographies of our named executive officers who are described above in the CD&A, as well as our other executive officers as of March 20, 2015 (other than Mr. Sulentic). Information on Mr. Sulentic can be found on page 10 under “Elect Directors—2015 Director Nominees.”

Robert Blain

Age: 59

Executive Chairman—Asia Pacific

Mr. Blain has been our Executive Chairman—Asia Pacific since March 2014. He previously served as our Chief Executive Officer—Asia Pacific from September 2012 to March 2014 and as our President—Asia Pacific from February 2002 to March 2014. Prior to that time, he was employed by Colliers International Property Consultants, Inc., and served as a Regional Investment Director from 1995 to 1998, its Australia Director from 1999 to 2000 and as its Chief Executive—New South Wales from 2000 to February 2002. Mr. Blain holds a diploma in Land Economy from the Real Estate Institute of New South Wales, and is a Fellow of the Royal Institute of Chartered Surveyors, UK and a Fellow of the Australian Property Institute.

Gil Borok

Age: 47

Executive Vice President, Deputy Chief Financial Officer and Chief Accounting Officer

Mr. Borok has been our Deputy Chief Financial Officer and Chief Accounting Officer since March 2014 and an Executive Vice President since October 2002. He previously served as our Chief Financial Officer from March 2010 to March 2014, Chief Financial Officer—Americas from March 2009 until March 2010 and our Chief Accounting Officer from January 2007 until March 2010. He also served as our Interim Chief Financial Officer from December 2008 to March 2009 and as our Global Controller from October 2002 to January 2007. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California, and holds a B.A. from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California, Los Angeles.

Calvin W. Frese, Jr.

Age: 58

Chief Executive Officer—Americas

Mr. Frese has been our Chief Executive Officer—Americas since July 2012. He previously served as Group President—

Global Services from December 2010 to July 2012 and President—Global Services from March 2010 to December 2010. He also served as our Global Chief Operating Officer from January 2009 to March 2010 and as President of our Americas business from January 2005 until August 2009. Prior to that, Mr. Frese served as our Chief Operating Officer of the Americas beginning in 2001, and prior to that as our Executive Managing Director of the Central Region from 1998 to 2001. From 1989 to 1998, Mr. Frese was General Partner and Chief Operating Officer of Whittier Partners, a New England-based full-service real estate company and a member of the CBRE affiliate network. He holds a B.A. from Trinity College and an M.S. in Accounting from the New York University, Leonard N. Stern School of Business.

James R. Groch

Age: 53

Chief Financial Officer and Global Director of Corporate Development

Mr. Groch has been our Chief Financial Officer and Global Director of Corporate Development since March 2014. He previously served as our Global Chief Investment Officer and Executive Vice President, Strategy and Corporate Finance from January 2009 to March 2014. From 2006 to 2009, he served as the Chief Investment Officer, President of Funds and Investment Management and Director of Corporate Finance of our subsidiary Trammell Crow Company; he served in the Chief Investment Officer role at Trammell Crow Company from 1998 and added the roles of President of Funds and Investment Management and Director of Corporate Finance from 2000 until our acquisition of Trammell Crow Company in December 2006. From 1997 to 1998, Mr. Groch served as Trammell Crow Company’s President of Development and Investments for the Eastern U.S., and was a Managing Director of Trammell Crow Northeast from 1991 until 1997. In 1988, Mr. Groch became a partner in Trammell Crow Company after joining the company three years earlier. Mr. Groch holds a B.A. of Economics from Dickinson College and an M.B.A. from Darden School of Business at the University of Virginia.

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EXECUTIVE MANAGEMENT

Matthew S. Khourie

Age: 59

Chief Executive Officer—CBRE Global Investors

Mr. Khourie has been Chief Executive Officer of CBRE Global Investors, our real estate investment management business, since December 2012. Prior to that, he served as its Global President from November 2011 to December 2012, Chief Executive Officer from April 2010 to November 2011 and President from July 2009 to April 2010. Mr. Khourie previously served 29 years with Trammell Crow Company, where he most recently served as President, Development & Investment, Southeast United States until July 2009. Mr. Khourie holds a B.S. in Economics from the University of California, Davis and an M.B.A. from Stanford University.

J. Christopher Kirk

Age: 49

Chief Administrative Officer

Mr. Kirk has been our Chief Administrative Officer since July 2012. He was our Global Director of Human Resources from June 2010 to July 2012. Mr. Kirk previously served as the Chief Operating Officer from 2007 to July 2011 and General Counsel from 2001 to 2011 of Trammell Crow Company. Prior to joining Trammell Crow Company, Mr. Kirk was a partner at the Dallas office of Vinson & Elkins LLP, where he was a corporate finance, securities and M&A lawyer. Mr. Kirk holds a B.B.A. and an M.B.A. from the University of Texas and a J.D. degree from the University of Texas School of Law.

Michael J. Lafitte

Age: 54

Chief Operating Officer

Mr. Lafitte has been our Chief Operating Officer since February 2013. He served as the Global President of our Services business from July 2012 to February 2013 and prior to that was the President of our Americas business from August 2009 to July 2012. Prior to that, he served as President of our Institutional & Corporate Services business beginning in December 2006. He served as President, Global Services of Trammell Crow Company from June 2003 until our acquisition of that company in December 2006, and prior to that served as Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

Laurence H. Midler

Age: 50

Executive Vice President, General Counsel and Secretary

Mr. Midler has been our Executive Vice President and General Counsel since April 2004. He also serves as our Secretary. Mr. Midler previously served as our Chief Compliance Officer from April 2004 to January 2014. Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until the acquisition of its North American businesses in September 2003. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. from the University of Virginia and a J.D. degree from The New York University School of Law.

Michael J. Strong

Age: 67

Executive Chairman—Europe, Middle East and Africa

Mr. Strong has been our Executive Chairman—Europe, Middle East and Africa (EMEA) since March 2014. He previously served as our Chief Executive Officer—EMEA from September 2012 to March 2014 and as our President—EMEA from July 2005 to March 2014. He served as Chairman of Insignia Richard Ellis in Europe from 2000, and continued to perform this role until being appointed President—EMEA in 2005. Prior to that, Mr. Strong was a Partner of Richard Ellis prior to its acquisition by us in 1998. He was appointed a Fellow of the Royal Institution of Chartered Surveyors in October 1986. Mr. Strong intends to retire (and terminate his employment with the Company) on December 31, 2015.

46	CBRE - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information in respect of the fiscal years ended December 31, 2014, 2013 and 2012 for our CEO, Chief Financial Officer and the three other most highly compensated executive officers for 2014 (and reflects the principal capacity in which each of those named executive officers served as of December 31, 2014).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Robert E. Sulentic	2014	875,000	—	3,749,953	1,740,000	3,000	6,367,953
President and Chief Executive Officer	2013	775,000	—	3,479,963	1,284,000	2,250	5,541,213
	2012	700,000	—	1,899,995	917,800	2,250	3,520,045
James R. Groch	2014	675,000	—	2,699,941	1,300,700	3,000	4,678,641
Chief Financial Officer and Global Director of Corporate Development*	2013 2012	585,000 540,000	200,000 200,000	2,219,992 1,709,996	1,045,000 756,200	2,250 2,250	4,052,242 3,208,446

Michael J. Lafitte	2014	600,000	—	2,219,939	1,213,000	3,000	4,035,939
Chief Operating Officer	2013	585,000	—	2,219,992	1,007,000	2,250	3,814,242
	2012	540,000	—	1,649,995	866,300	2,250	3,058,545
Calvin W. Frese, Jr.	2014	600,000	100,000	2,159,966	1,205,300	3,000	4,068,266
Chief Executive Officer— Americas(4)	2013 2012	600,000 600,000	— —	2,159,965 1,799,987	868,100 842,300	2,250 2,250	3,630,315 3,244,537
Gil Borok	2014	550,000	—	1,959,944	601,900	3,000	3,114,844
Deputy Chief Financial Officer and Chief Accounting Officer**	2013 2012	547,500 535,191	— —	959,974 549,985	475,300 451,700	2,250 2,250	1,985,024 1,539,126
Robert Blain	2014	560,000	—	1,199,961	1,064,000	215,302	3,039,263
Executive Chairman—Asia Pacific(5)(6)(7)

*	Mr. Groch became our Chief Financial Officer and Global Director of Corporate Development effective March 4, 2014.

**	Mr. Borok served as our Chief Financial Officer until March 4, 2014, at which time he became our Deputy Chief Financial Officer and Chief Accounting Officer.

(1)

All grants for 2014 were made under and governed by the 2012 Stock Plan, as described below under “Summary of Plans, Programs and Agreements” on page 52, and include (i) Time Vesting Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain in the amount of 80,827, 58,195, 47,849, 46,556, 9,914 and 25,864 restricted stock units, respectively, which are scheduled to vest 25% per year over four years (on each of August 14, 2015, 2016, 2017 and 2018), (ii) Adjusted EPS Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain with a target unit amount equal to 40,413, 29,097, 23,924, 23,278, 4,957 and 12,932 restricted stock units, respectively, which are eligible to be earned based on our achievement against certain adjusted EPS targets (over a minimum threshold) measured on a cumulative basis for the 2015 and 2016 fiscal years, with full vesting of any earned amount on August 14, 2017, and (iii) a special, one-time equity retention award that was granted to Mr. Borok in connection with his transition to his new role within the Company in 2014 in the amount of 53,590 restricted stock units, which are scheduled to vest in full on March 4, 2017, subject to his continuous employment through that date. (If however the Company terminates Mr. Borok without cause prior to this vesting date, then a prorated portion of the award will immediately vest based on the number of days worked during the vesting period prior to his termination.) For all performance-vesting awards for which vesting is subject to performance conditions as defined by ASC 718, we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. With respect to the Adjusted EPS Equity Awards granted for 2014, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $2,499,948 for Mr. Sulentic, $1,799,940 for Mr. Groch, $1,479,938 for Mr. Lafitte, $1,439,978 for Mr. Frese, $306,640 for Mr. Borok and $799,974 for Mr. Blain. See Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported on our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion on the valuation of our stock awards. Our Time Vesting Equity Awards, Adjusted EPS Equity Awards and Mr. Borok’s special, one-time equity retention award are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

(2)

Amounts in this column relate to compensation pursuant to our annual performance award plans referred to in this Proxy Statement as the EIP and EBP, which are described below under “Summary of Plans, Programs and Agreements” on page 52. Amounts reflected in this table generally are based on the achievement of financial and strategic performance objectives that are established at the beginning of each fiscal year and that are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33 and “Grants of Plan-Based Awards” on page 49.

(3)

The amounts in this column for each of Messrs. Sulentic, Groch, Lafitte, Frese and Borok reflect our matching contributions to their 401(k) accounts pursuant to our employee 401(k) match policy based on their respective contributions to such accounts.

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EXECUTIVE COMPENSATION

(4)	For 2014, Mr. Frese received a supplemental and discretionary CEO award of $100,000 granted under our EBP in recognition of his exemplary leadership and outstanding performance during 2014.

(5)

For 2014, Mr. Blain received a housing allowance of $208,609 and an insurance allowance of $6,693, which are paid on the last day of each month in Hong Kong dollars converted from U.S. dollars at the then prevailing exchange rate as published by the Wall Street Journal.

(6)

Mr. Blain’s salary and non-equity incentive plan compensation amounts are determined in U.S. dollars but are paid in Hong Kong dollars. We pay Mr. Blain’s salary on the last day of each month in Hong Kong dollars converted from U.S. dollars at the then prevailing exchange rate as published by the Wall Street Journal. We converted Mr. Blain’s non-equity incentive plan compensation amount from U.S. dollars to Hong Kong dollars on the day that amount was paid, converted at the then prevailing rate set by The Hong Kong and Shanghai Banking Corporation Limited. Mr. Blain’s stock awards are determined and denominated in U.S. dollars, such that no currency conversion for them is necessary.

(7)	We have not shown compensation information for Mr. Blain for the fiscal years ended December 31, 2013 and 2012 because Mr. Blain was not a named executive officer for those years.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth information concerning stock and cash awards in respect of the fiscal year ended December 31, 2014 to the persons named in the table under the heading “Summary Compensation Table,” each of which awards was granted pursuant to our 2012 Equity Incentive Plan, Executive Incentive Plan or Executive Bonus Plan described below under “Summary of Plans, Programs and Agreements” on page 52.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Sulentic			—	1,350,000	2,700,000	—	—	—	—	—
	08/14/14	(4)	—	—	—	—	—	—	80,827	2,499,979
	08/14/14	(5)	—	—	—	20,206	40,413	80,826	—	1,249,974
James R. Groch			—	1,000,000	2,000,000	—	—	—	—	—
	08/14/14	(4)	—	—	—	—	—	—	58,195	1,799,971
	08/14/14	(5)	—	—	—	14,548	29,097	58,194	—	899,970
Michael J. Lafitte			—	950,000	1,900,000	—	—	—	—	—
	08/14/14	(4)	—	—	—	—	—	—	47,849	1,479,970
	08/14/14	(5)	—	—	—	11,962	23,924	47,848	—	739,969
Calvin W. Frese, Jr.			—	900,000	1,800,000	—	—	—	—	—
	08/14/14	(4)	—	—	—	—	—	—	46,556	1,439,977
	08/14/14	(5)	—	—	—	11,639	23,278	46,556	—	719,989
Gil Borok			—	485,000	970,000	—	—	—	—	—
	03/04/14	(6)	—	—	—	—	—	—	53,590	1,499,984
	08/14/14	(4)	—	—	—	—	—	—	9,914	306,640
	08/14/14	(5)	—	—	—	2,478	4,957	9,914	—	153,320
Robert Blain			—	840,000	1,680,000	—	—	—	—	—
	08/14/14	(4)	—	—	—	—	—	—	25,864	799,974
	08/14/14	(5)	—	—	—	6,466	12,932	25,864	—	399,987
(1)

For our executives to be eligible to receive a non-equity incentive plan (EBP) award based on our financial performance in 2014, as measured by adjusted EBITDA, our performance had to exceed 70% of the applicable adjusted EBITDA goal. The maximum award permitted under the EBP was 200% of the executive’s target. Upon achievement just over the 70% threshold (e.g., 70.0000001%), the amount of the EBP award payable would be negligible, and as such no amount is shown in the “Threshold” column. For a full description of our EBP awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

(2)

The amounts shown represent the grant date fair value of the awards computed in accordance with ASC 718. For all performance-vesting awards for which vesting is subject to performance conditions as defined by ASC 718, we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. With respect to the Adjusted EPS Equity Awards, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $2,499,948 for Mr. Sulentic, $1,799,940 for Mr. Groch, $1,479,938 for Mr. Lafitte, $1,439,978 for Mr. Frese, $306,640 for Mr. Borok and $799,974 for Mr. Blain. See Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported on our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion on the valuation of our stock awards. Our Time Vesting Equity Awards and Adjusted EPS Equity Awards are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

(3)	The closing price of our common stock on March 4, 2014 was $27.99 per share and on August 14, 2014 was $30.93 per share.

(4)

Represents Time Vesting Equity Awards of restricted stock units that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, which are scheduled to vest 25% per year over four years (on each of August 14, 2015, 2016, 2017 and 2018). For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

(5)

Represents Adjusted EPS Equity Awards of restricted stock units that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, which are eligible to be earned based on our achievement against certain adjusted EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2015 and 2016 fiscal years, with full vesting of any earned amount on August 14, 2017. Amounts shown in the “Threshold” column represent the number of shares (50% of the target unit amount) that would be issued upon achievement of the adjusted EPS performance measure at the minimum adjusted EPS threshold level. Amounts shown in the “Target” column represent the number of shares (100% of the target unit amount) that would be issued upon achievement of the target adjusted EPS performance measure. Amounts shown in the “Maximum” column represent the number of shares (200% of the target unit amount) that would be issued upon achievement of the adjusted EPS performance measure at the highest level. There is linear interpolation between the various adjusted EPS performance targets.

(6)

Represents a special, one-time equity retention award granted to Mr. Borok in connection with his transition to his new role within the Company in 2014, which will vest in full on March 4, 2017, subject to his continuous employment through that date. For a full description of this award, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and other equity awards that remain unvested as of December 31, 2014 that are held by the persons named in the table under the heading “Summary Compensation Table.”

Name (and if applicable, Option Grant Date)	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (3)(4)(5)(6) (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(8)(9) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Robert E. Sulentic					232,758	7,971,962	91,178	3,122,847
	—	—	—	—
James R. Groch					187,658	6,427,287	61,482	2,105,759
September 2, 2008	30,470	—	13.29	09/02/15
Michael J. Lafitte					156,107	5,436,665	56,309	1,928,583
	—	—	—	—
Calvin W. Frese, Jr.					165,614	5,672,280	54,787	1,876,455
	—	—	—	—
Gil Borok					104,148	3,567,069	18,961	649,414
	—	—	—	—
Robert Blain					92,007	3,151,240	30,437	1,042,467
	31,193	—	13.29	09/02/15
(1)

With respect to the total number of unvested stock awards listed in this column, 29,122, 24,830, 19,159, 27,589, 6,131 and 15,327 unvested stock awards granted on September 8, 2011 (as Time Vesting Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, respectively, are scheduled to vest in full on September 5, 2015.

(2)

With respect to the total number of unvested stock awards listed in this column, 14,061 unvested stock awards granted on October 31, 2011 (as Time Vesting Equity Awards) to Mr. Groch are scheduled to vest on September 5, 2015.

(3)

With respect to the total number of unvested stock units listed in this column, 46,660, 41,994, 40,521, 44,204, 13,507 and 24,558 unvested stock units granted on September 14, 2012 (as Time Vesting Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, respectively, will vest in equal increments on each of September 5, 2015 and 2016.

(4)

With respect to the total number of unvested stock units listed in this column, 76,149, 48,578, 48,578, 47,265, 21,006 and 26,258 unvested stock units granted on August 14, 2013 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, respectively, will vest in equal increments on each of September 5, 2015, 2016 and 2017.

(5)

With respect to the total number of unvested stock awards listed in this column, 53,590 unvested stock units granted on March 4, 2014 to Mr. Borok as a special, one-time equity retention award (granted in connection with his transition to a new role within the Company in 2014) are scheduled to vest in full on March 4, 2017, subject to his continuous employment through that date. For a full description of this award, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

(6)

With respect to the total number of unvested stock units listed in this column, 80,827, 58,195, 47,849, 46,556, 9,914 and 25,864 unvested stock units granted on August 14, 2014 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, respectively, will vest in equal increments on each of August 14, 2015, 2016, 2017 and 2018. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

(7)

Amounts reflected in this column were calculated by multiplying the number of unvested stock awards and stock units by $34.25, which was the per-share closing price of our common stock on December 31, 2014. For the Adjusted EPS Equity Awards, these figures assume that those awards are later issued at their target number of shares.

(8)

With respect to the performance-based non-vested stock units listed in this column, 50,765, 32,385, 32,385, 31,509, 14,004 and 17,505 stock units granted on August 14, 2013 (as Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, respectively, are eligible to be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2014 and 2015 fiscal years, with full vesting of any earned amount on September 5, 2016. The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against the various adjusted EPS targets over the performance period.

(9)

With respect to the performance-based non-vested stock units listed in this column, 40,413, 29,097, 23,924, 23,278, 4,957 and 12,932 stock units granted on August 14, 2014 (as Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese, Borok and Blain, respectively, are eligible to be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2015 and 2016 fiscal years, with full vesting of any earned amount on August 14, 2017. The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against the various adjusted EPS targets over the performance period. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 33.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2014 for the persons named in the table under “Summary Compensation Table.” The dollar amounts in the table below are based on the market value of our common stock on the respective dates of vesting multiplied by the number of shares that vested on such date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert E. Sulentic	—	—	77,833	2,438,508
James R. Groch	—	—	76,078	2,383,524
Michael J. Lafitte	28,565	527,310	55,610	1,742,261
Calvin W. Frese, Jr.	47,609	847,440	65,444	2,050,361
Gil Borok	12,454	234,011	19,886	623,028
Robert Blain	—	—	36,358	1,139,096

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EXECUTIVE COMPENSATION

Summary of Plans, Programs and Agreements

2012 Equity Incentive Plan

Our 2012 Equity Incentive Plan, or 2012 Stock Plan, which was approved by our stockholders on May 8, 2012, authorizes the grant of stock-based awards to our employees, directors or independent contractors and is administered by our independent Compensation Committee. The 2012 Stock Plan will terminate on February 13, 2022 unless earlier terminated. A total of 16,000,000 shares of our Class A common stock plus 2,205,887 unissued shares that remained under the 2004 stock incentive plan, or 2004 Stock Plan (as described below), have been reserved for issuance under the 2012 Stock Plan. Additionally, shares underlying awards that expire, terminate or lapse under the 2012 Stock Plan or under the 2004 Stock Plan will become available for issuance under the 2012 Stock Plan. No person is eligible to be granted performance-based awards in the aggregate covering more than 3,300,000 shares during any fiscal year or cash awards in excess of $5,000,000 for any fiscal year. The number of shares issued or reserved pursuant to the 2012 Stock Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off or other similar occurrence. Stock options and stock appreciation rights granted under the 2012 Stock Plan are subject to a maximum term of ten years from the date of grant. Restricted share and restricted stock unit awards that have only time-based service vesting conditions are generally subject to a minimum three-year vesting schedule. Restricted share and restricted stock unit awards that have performance-based vesting conditions are generally subject to a minimum one-year vesting schedule.

As of December 31, 2014, 12,163,174 shares remained available for future grants under the 2012 Stock Plan (assuming the maximum number of shares that may be issued under our Adjusted EPS Equity Awards currently outstanding as of such date will later be issued).

Recent Share Price. On March 20, 2015, the closing price of our common stock on the NYSE was $36.79 per share.

Second Amended and Restated 2004 Stock Incentive Plan

Our 2004 Stock Plan, which authorized the grant of stock-based awards to our employees, directors and consultants, was terminated in May 2012 in connection with the adoption of our 2012 Stock Plan, which is described above. Given that our 2004 Stock Plan terminated in May 2012, no new awards may be granted thereunder. However, as of December 31, 2014, stock options (to acquire 678,338 of our shares), 606,876 non-vested restricted shares and 1,667,393 non-

vested restricted stock units granted under the 2004 Stock Plan prior to its termination remained outstanding according to their terms, and we will continue to issue shares under the 2004 Stock Plan in respect of such outstanding awards to the extent required under their terms. Shares underlying such outstanding awards that expire, terminate or lapse under the 2004 Stock Plan will become available for grant under the 2012 Stock Plan.

Executive Incentive Plan

The purpose of the EIP is to advance our interests and the interests of our stockholders and to assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers that are deductible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The principal features of the EIP are summarized below.

Administration; Amendment and Termination. Our Compensation Committee administers the EIP and has broad authority to interpret, amend or rescind its provisions as the Compensation Committee deems necessary and appropriate. Our Board reserves the right to amend or terminate the EIP at any time, subject to stockholder approval to the extent required by applicable law.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EIP. Currently, there are 10 executive officers designated as Section 16 officers.

Maximum Awards. Under the EIP, each participant is eligible to receive a maximum performance award (which may be cash or stock awards) equal to a percentage of our adjusted EBITDA for the applicable performance period. As currently in effect, the percentage is equal to 1.0% for our CEO and 0.5% for each of our other participating executive officers. (As described under “Proposal 4—Approve an Amendment to Executive Incentive Plan,” we are proposing in this Proxy Statement that our stockholders approve an amendment to increase the maximum percentage to 2.25% for our CEO and

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EXECUTIVE COMPENSATION

to 1.50% for each of our other executive officers.) The actual performance award granted to an EIP participant is determined by our Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase beyond the maximum award amount that may be granted to a participant under the EIP) an EIP performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial and strategic goals, economic and relative performance considerations and assessments of individual performance. The Compensation Committee may evaluate a participant’s performance against the foregoing considerations and thereby reduce (pursuant to the EBP formula) the maximum award otherwise permissible for that participant under the EIP formula. The EBP is described below under “Executive Bonus Plan.” However, our Compensation Committee may also exercise its discretion in any year to award additional amounts based on performance outside the EBP, up to the maximum amounts permitted under the EIP, or even outside the EIP as a non-plan discretionary bonus.

The time period during which the achievement of the performance goals is to be measured shall be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s EIP award.

Each award under the EIP may be paid in cash, stock, restricted stock, stock options or other stock-based awards or stock-denominated units. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award, and only then after subsequent approval by our Board.

Termination of Employment. Under the EIP, an EIP participant who terminates employment with us due to retirement, disability or death during a performance period is eligible (but not guaranteed) to receive a prorated award. An EIP participant who terminates employment with us due to retirement, disability or death following the end of a performance period but before awards relating to such performance period are paid is eligible (but not guaranteed) to receive the full award for such performance period. If an EIP participant terminates employment with us for any other reason (whether voluntarily or involuntarily) either during a performance period or after a performance period but before awards relating to such performance period are paid, then no award (or portion thereof) is payable or earned, unless the Compensation Committee otherwise determines. For certain equity awards granted under the EIP, the Compensation Committee has determined to provide for continued or accelerated vesting in the event of a grantee’s death, disability or retirement pursuant to the terms of the applicable award agreement evidencing such award. This is described in more detail under “Summary of Plans, Programs and Agreements—Treatment of Death, Disability and Retirement Under 2013 and 2014 Equity Award Agreements” on page 54.

Executive Bonus Plan

The EBP is designed to motivate and reward executives by aligning our annual performance awards with actual performance, and the amount of an EBP award is measured by the executive’s success against a combination of challenging financial and strategic performance measures established by the Committee. The principal features of the EBP are summarized below.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP. Currently, there are 10 executive officers designated as Section 16 officers.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance goals and a targeted level or levels of performance with respect to those goals. For 2014, financial performance goals under the EBP were based on adjusted EBITDA performance, and target adjusted EBITDA performance was based on our internal financial and operating plan approved by our Board at the beginning of 2014. The strategic performance measures are determined on an individual participant-by-participant basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance measures for the CEO and other EBP participants are approved by our Compensation Committee.

Award Determination. The Compensation Committee establishes a target award amount for each participant in the EBP early in the performance period, and the Compensation Committee determines the actual amount awarded after the conclusion of the fiscal year. Our CEO may also determine to issue a supplemental and discretionary “CEO award” under the EBP in exceptional and exceedingly deserving circumstances, subject to ratification by the Board or the Compensation Committee. Our Compensation Committee and Board may exercise their discretion in any year to award additional amounts based on performance outside the EBP and up to the maximum amounts permitted under the EIP, or even outside the EIP as a non-plan discretionary bonus.

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EXECUTIVE COMPENSATION

For a description of how the annual performance award payouts under the EBP were determined for 2014 as well as other features of the EBP, see “Compensation Discussion and Analysis—Components of Our Program—Elements of

our compensation program” beginning on page 33 in our CD&A in this Proxy Statement. The process for calculating the strategic performance portion of the EBP award is also described in greater detail in that section.

Deferred Compensation Plan

The DCP provides an opportunity for certain highly compensated employees (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP is administered by our CEO or a committee of three or more individuals (the “DCP Committee”) selected by our CEO. The DCP Committee in its discretion will select which persons can participate in the DCP and the calendar year(s) in which they can participate. Participants in the DCP make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts (plus accrued interest) from a certain calendar year in: (a) a lump sum five years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution; (b) in a lump sum seven years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution; (c) in a lump sum six months after the participant’s separation from service; or (d) in equal annual installments over five years, with the first installment being paid on July 15 of the calendar year following the year in which the participant’s separation from service occurs.

Deferred account balances accrue interest, and that interest is credited quarterly. The rate of interest is determined by the DCP Committee from time to time. In 2014, the DCP Committee used a rate for each calendar quarter equal to the average quarterly Moody’s Seasoned AAA corporate bond yield for the prior quarter.

The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan. Most of our non-union U.S. employees, other than qualified real estate agents having the status of independent contractors under Internal Revenue Code Section 3508, are eligible to participate in this plan. The 401(k) plan provides for participant contributions as well as a Company match. A participant is allowed to contribute to the 401(k) plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, except that participants may not have more than 25% of their plan assets allocated to our common stock as measured at any year-end. As of December 31, 2014, approximately 1.3 million shares of our common stock were held through investments in our 401(k) plan.

In 2014, we matched 50% of our employee’s contributions up to the first 4% of the employee’s annual compensation (up to $150,000 of compensation). All 401(k) plan participants hired after January 1, 2007 vest in our matching contributions 20% per year for each 401(k) plan year in which they work at least 1,000 hours. All 401(k) plan participants hired before January 1, 2007 have full and immediate vesting in our matching contributions.

Severance Policy; Treatment of Death, Disability and Retirement Under 2013 and 2014 Equity Award Agreements

Our severance policy, as well as the terms of our award agreements under which our 2013 and 2014 equity awards (but not those for prior years) were granted, would have provided our executive officers with benefits upon termination of their employment in 2014 in certain circumstances as described below.

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EXECUTIVE COMPENSATION

Severance Policy: We have a severance policy for all highly compensated employees that provides participants with severance pay and benefits upon any Company-initiated separation other than “for cause,”5 which was applicable to our executive officers during 2014.6 Under this severance policy, assuming all eligibility conditions are satisfied, employees who earn $100,000 or more in annual compensation may be eligible for a severance payment equal to one week of base salary for every $10,000 base salary, with a minimum of 12 weeks of base salary up to a maximum of 36 weeks of base salary if the termination is other than for cause. If the termination is for cause, eligible highly compensated employees may receive six weeks of base salary. We pay these severance amounts in anticipation of unemployment and not as a reward for past service. In addition, we may provide a benefits allowance equal to $1,000 for each year of service, with a maximum of $5,000, if the highly compensated employee was participating in a Company-sponsored medical plan at the time of termination, as well as three months of outplacement assistance. If the highly compensated employee is otherwise bonus eligible and is terminated in the third or fourth quarter of our fiscal year, then the highly compensated employee will be eligible to receive a prorated target bonus for that fiscal year, and if the highly compensated employee is otherwise bonus eligible and is terminated in the first quarter following the end of the fiscal year but before bonuses for the prior fiscal year have been paid, then the highly compensated employee will be eligible to receive a full-year target bonus for the prior fiscal year. Severance is typically paid by the Company in a single lump-sum. Payment of severance is conditioned upon, among other things, a release of claims against us by the employee.

In the hypothetical event that any of our named executive officers during 2014 had been involuntarily terminated without cause on December 31, 2014 under the circumstances covered by the severance policy for highly compensated employees, they would have been entitled to receive severance benefits, a health benefits allowance and the full amount of their annual performance award (which would not have been prorated because they would have worked for the entire fiscal year), up to the following amounts: (i) Mr. Sulentic: $623,077 (severance benefit), $5,000 (health benefits allowance) and $1,350,000 (target annual performance award); (ii) Mr. Groch: $484,615

(severance benefit), $5,000 (health benefits allowance) and $1,000,000 (target annual performance award); (iii) Mr. Lafitte: $415,385 (severance benefit), $5,000 (health benefits allowance) and $950,000 (target annual performance award); (iv) Mr. Frese: $415,385 (severance benefit), $5,000 (health benefits allowance) and $900,000 (target annual performance award); and (v) Mr. Borok: $380,769 (severance benefit), $5,000 (health benefits allowance) and $485,000 (target annual performance award). These figures do not include the value of the outplacement assistance under this severance policy, which we consider to be immaterial. Mr. Blain is employed in Hong Kong, where we do not have a formal severance policy. Mr. Blain may however be entitled in certain instances to statutory severance benefits under local law.

2013 and 2014 Award Agreements: Any unvested portion of our equity awards is generally forfeited upon termination of an executive’s employment with the Company. But, the award agreements pursuant to which our 2013 and 2014 equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in certain circumstances. (These terms do not apply to any equity awards granted prior to 2013.) In summary:

•

For the Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then any unvested portion of the award will become immediately vested. If the grantee’s employment terminates due to retirement, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s).

•

For the Adjusted EPS Equity Awards, if the grantee’s employment terminates due to death, disability or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the Company satisfies the minimum adjusted EPS performance threshold and, in the case of retirement subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s). The number of shares underlying the award that ultimately vest (if any) will be based on our actual adjusted EPS over the performance period relative to the adjusted EPS targets set forth in the award.

5    The severance policy defines “for cause” as (i) an uncured material breach of the employee’s employment agreement, (ii) an uncured material violation of our published policies, (iii) the employee’s substantial, material and continuing non-performance of his or her material duties and responsibilities after being given a reasonable opportunity to cure, (iv) any act of fraud, embezzlement or other dishonesty in connection with the employee’s material duties and responsibilities, and/or (v) the commission of any illegal act in connection with the employee’s business activities and/or any unethical act that would adversely and materially impact on the charter, goodwill and public reputation of the Company.

6    We adopted the Executive and Senior Management Severance Plan effective as of March 24, 2015 (outside of the 2014 period covered by this Proxy Statement) in which our executive officers now participate, and we will describe this plan in the proxy statement for our 2016 annual meeting of stockholders. For more information about this plan, see “Additional Elements of Our Compensation Program—Severance; Termination Due to Death, Disability and Retirement” on page 41.

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EXECUTIVE COMPENSATION

•

If the death, disability or retirement event occurs within twelve months following the grant date, then the unvested portion of the respective award that will immediately vest or continue to vest, as applicable, will be prorated based on the number of days worked during such twelve-month period prior to the termination event.

•

A “retirement” means the grantee has voluntarily terminated employment at age 62 or older with at least ten years of continuous service to the Company, or such other age as required to qualify for retirement under applicable foreign law, retirement plan or policy. None of our named executive officers will be older than age 59 as of the date of the Annual Meeting.

•

A “disability” means the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

In the hypothetical event that any of our named executive officers during 2014 had terminated employment on December 31, 2014 due to death, disability or retirement under the circumstances covered by our 2013 and 2014 award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination): (a) in respect of their unvested 2013 equity awards, an amount equivalent to the following dollar values: (i) Mr. Sulentic: $4,346,805; (ii) Mr. Groch: $2,722,983; (iii) Mr. Lafitte: $2,772,983; (iv) Mr. Frese: $2,698,010; (v) Mr. Borok: $1,199,093; and (vi) Mr. Blain: $1,498,883; and (b) in respect of their 2014 equity awards, a pro rata amount (equal to the number of days worked in 2014 since the August 14, 2014 vesting commencement date) of their 2014 annual equity awards, equivalent to the following dollar values: (i) Mr. Sulentic: $1,592,728; (ii) Mr. Groch: $1,146,754; (iii) Mr. Lafitte: $942,881; (iv) Mr. Frese: $917,408; (v) Mr. Borok: $195,360; and (vi) Mr. Blain: $509,663.

The foregoing amounts assume (1) the Adjusted EPS Equity Awards are achieved at the “target” adjusted EPS performance level, (2) all awards were valued at the closing price of our common stock on December 31, 2014, which was $34.25 per share, and (3) in the case of retirement, the named executive officer complies with the applicable non-competition, non-solicitation and confidentiality conditions through all applicable vesting dates.

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STOCK OWNERSHIP

Security Ownership of Principal Stockholders

Based on information available to us as of March 20, 2015, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are (all percentages in the table are based on 332,957,654 shares of common stock outstanding as of March 20, 2015):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
ValueAct Capital Master Fund, L.P. and related entities	31,322,230	(1)	9.4%
One Letterman Drive, Building D, Fourth Floor
San Francisco, California 94129
The Vanguard Group	21,044,630	(2)	6.3%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
FMR LLC	20,284,308	(3)	6.1%
245 Summer Street
Boston, Massachusetts 02210
Blackrock, Inc.	17,002,265	(4)	5.1%
55 East 52nd Street
New York, New York 10022

(1)

Solely based on information in a Schedule 13D/A filed with the SEC on November 12, 2014 by ValueAct Capital Master Fund, L.P. and its related entities (“ValueAct Group”). The Schedule 13D/A indicates that as of November 10, 2014, ValueAct Group was the beneficial owner with shared dispositive and voting power as to 31,322,230 shares of our common stock. Excluded from this amount are 5,175 restricted share units vesting within 60 days that are held by Brandon B. Boze for the benefit of the ValueAct Group, as discussed in footnote 10 to the table under “Security Ownership of Management and Directors” below.

(2)

Solely based on information in a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2014, The Vanguard Group was the beneficial owner of 21,044,630 shares, with sole voting power as to 495,563 shares, sole dispositive power as to 20,590,257 shares and shared dispositive power as to 454,373 shares of our common stock.

(3)

Solely based on information in a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC. The Schedule 13G/A indicates that as of December 31, 2014, FMR LLC was the beneficial owner with sole dispositive power as to 20,284,308 shares and with sole voting power as to 1,730,171 shares of our common stock.

(4)

Solely based on information in a Schedule 13G filed with the SEC on February 3, 2015 by BlackRock, Inc. The Schedule 13G indicates that as of December 31, 2014, BlackRock, Inc. was the beneficial owner with sole voting power as to 14,717,497 shares of our common stock and sole dispositive power as to 17,002,265 shares of our common stock.

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 20, 2015 regarding the beneficial ownership of our common stock by: (a) each director and nominee for director to our Board; (b) each of our executive officers named in the “Summary Compensation Table”; and (c) all directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares. All percentages in the table are based on 332,957,654 shares of common stock outstanding as of March 20, 2015.

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)(4)		Percentage of Shares of Common Stock Outstanding
Robert E. Sulentic	514,181	—	514,181	(5)	*
James R. Groch	432,791	30,470	463,261	(6)	*
Michael J. Lafitte	228,638	—	228,638	(7)	*
Calvin W. Frese, Jr.	370,457	—	370,457		*
Gil Borok	66,098	—	66,098		*
Robert Blain	202,544	—	202,544		*
Richard C. Blum	11,259,949	18,427	11,278,376	(8)(9)	3.4

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EXECUTIVE COMPENSATION

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)(4)		Percentage of Shares of Common Stock Outstanding
Brandon B. Boze	—	5,175	5,175	(10)	*
Curtis F. Feeny	20,481	18,427	38,908		*
Bradford M. Freeman	89,012	18,427	107,439		*
Michael Kantor	46,404	18,427	64,831		*
Frederic V. Malek	637,910	18,427	656,337	(11)	*
Laura D. Tyson	12,624	11,027	23,651		*
Gary L. Wilson	173,114	18,427	191,541	(12)	*
Ray Wirta	1,077,119	18,427	1,095,546	(9)(13)	*
All current directors, nominees and current executive officers as a group (19 persons)	15,627,520	196,609	15,824,129		4.8
*	Less than 1.0%

(1)

Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under “Common Stock Acquirable Within 60 Days.”

(2)

Includes shares that are deemed to be beneficially owned by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options or restricted stock units within 60 days from March 20, 2015.

(3)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(4)

Includes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under the “Common Stock Acquirable Within 60 Days” column and does not include restricted stock units or performance stock units with restrictions that lapse more than 60 days after March 20, 2015. For more information on such units, see “Outstanding Equity Awards at Fiscal Year-End” table on page 50.

(5)	Mr. Sulentic is the direct beneficial owner of 484,181 shares and disclaims beneficial ownership of 30,000 shares held by the Sulentic Family Foundation.

(6)

Mr. Groch is the direct beneficial owner of 352,791 shares of our common stock and disclaims beneficial ownership of 40,000 shares held by the Jacob Groch 2012 Trust and 40,000 shares held by the Sasha Groch 2012 Trust. Mr. Groch’s spouse is the trustee of the trusts and has sole investment and dispositive power over these trust shares.

(7)	Mr. Lafitte is the direct beneficial owner of 227,638 shares of our common stock and disclaims beneficial ownership of 1,000 shares.

(8)

Includes (a) 51,741 shares held directly by Mr. Blum, (b) 5,175 restricted stock units (which vest within 60 days of March 20, 2015) and 13,252 outstanding stock options held directly by Mr. Blum, all of which are held for the ratable benefit of the Partnerships (as defined below), (c) 39,554 shares held directly by Richard C. Blum & Associates, Inc. (“RCBA Inc.”), (d) 17,858 shares held directly by Blum Capital Partners, L.P. (“Blum LP”), (e) 213,009 shares held directly by Blum Strategic Holdings, L.P (“Strategic H”), (f) 2,724,808 shares held directly by Blum Strategic Partners III, L.P. (“Strategic III”) and (g) 8,212,979 shares held directly by Blum Strategic Partners IV, L.P. (“Strategic IV” and, together with Strategic H and Strategic III, the “Partnerships”). RCBA Inc. is the general partner of Blum LP and, accordingly, may be deemed to indirectly beneficially own the shares held by Blum LP. Blum Strategic GP II, L.L.C. (“Blum GP II”) is the general partner of Strategic H and, accordingly, may be deemed to indirectly beneficially own the shares held by Strategic H. Blum Strategic GP III, L.P. (“Blum GP III LP”) is the general partner of Strategic III and, Blum Strategic GP III, L.L.C. (“Blum GP III”) is the general partner of Blum GP III LP and, accordingly, may be deemed to indirectly beneficially own the shares held by Strategic III. Blum Strategic GP IV, L.P. (“Blum GP IV LP”) is the general partner of Strategic IV and, Blum Strategic GP IV, L.L.C. (“Blum GP IV”) is the general partner of Blum GP IV LP and, accordingly, may be deemed to indirectly beneficially own the shares held by Blum GP IV LP. Mr. Blum is the President and Chairman of Blum LP and serves as a managing member of each of Blum GP II, Blum GP III and Blum GP IV and on the investment committee of such entities and, accordingly, may be deemed to be an indirect beneficial owner of the shares described in clauses (c) through (g) above. Each of Mr. Blum, Blum LP, RCBA Inc., Blum GP II, Blum GP III, Blum GP III LP, Blum GP IV and Blum GP IV LP disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The business address of Mr. Blum is c/o Blum Capital Partners, L.P., 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(9)

Mr. Wirta and affiliates of Mr. Blum, together with certain other stockholders that owned shares of our Class B common stock prior to our initial public offering (collectively, the “Securityholders”), are parties to the Securityholders’ Agreement described in greater detail in this Proxy Statement under the heading “Related-Party Transactions” on page 59. Pursuant to this Agreement, Mr. Wirta and the other Securityholders agreed to vote their shares for a board nominee selected by affiliates of Mr. Blum. As a result, Mr. Blum may be deemed to beneficially own additional shares beyond those indicated in the table above, including those held by Mr. Wirta, that are subject to such voting agreement. Mr. Blum’s beneficial ownership reflected in the table above does not reflect such additional shares, and Mr. Blum disclaims beneficial ownership of such additional shares.

(10)

Under an agreement with ValueAct Capital, Mr. Boze directly holds 5,175 restricted stock units (which vest within 60 days following March 20, 2015) for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC, and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Boze is affiliated with the ValueAct Group, but disclaims beneficial ownership of all shares of common stock held by or on behalf of the ValueAct Group, except to the extent of any pecuniary interest therein. The business address of each of the above named is c/o ValueAct Capital, One Letterman Drive, Building D, Fourth Floor, San Francisco, California 94129.

(11)

Mr. Malek is the direct beneficial owner of 248,699 shares of our common stock. Mr. Malek, his spouse and children are trustees of The Malek Family Charitable Trust, which owns 6,900 of the shares reflected, and Mr. Malek, his wife and their children are the beneficiaries. In addition, Mr. Malek is the sole trustee of the Frederic V Malek TTEE U/A DTD 06/19/1992 Frederic V Malek Trust, which owns 382,311 of the shares reflected.

(12)

Mr. Wilson is the direct beneficial owner of 117,669 shares of our common stock. Mr. Wilson is a co-trustee of the Gary L. Wilson 2006 Unitrust and Wilson-Thornhill Foundation, which each owns 25,000 of the shares reflected. Mr. Wilson is also the sole trustee of the 2601 Trust DTD 10/14/94, which owns 5,445 of the shares reflected.

(13)

As a result of the Securityholders’ Agreement, Mr. Wirta, as co-trustee of The Wirta Family Trust, shares voting power over 1,077,119 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of common stock in June 2004.

Certain of our directors and executive officers beneficially own shares in brokerage accounts subject to customary margin arrangements. Shares held in such accounts may be deemed to be pledged to secure those margin arrangements irrespective of

58	CBRE - 2015 Proxy Statement

whether there are margin loans then outstanding. None of these margin arrangements is designed to shift or hedge any economic risk associated with ownership of our common stock. As of March 20, 2015, none of our current executive officers or directors holds shares in such accounts or has otherwise pledged any of our shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year 2014 all of our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

RELATED-PARTY TRANSACTIONS

Related-Party and Other Transactions Involving Our Officers and Directors

The following sets forth certain transactions involving us and our executive officers and directors since January 1, 2014:

Blum Capital—In connection with their acquisition of CBRE Services, Inc. in 2001, we entered into a Securityholders’ Agreement with certain of our stockholders, including Blum Capital Partners, L.P. and its affiliates (collectively, “Blum Capital”), Ray Wirta, our then CEO and current Chair of our Board, and Frederic V. Malek, our director. Blum Capital is affiliated with Richard C. Blum, who is one of our directors, as well as certain other related Blum Capital entities with ownership interests in our securities. Under this agreement, Blum Capital is entitled to nominate a percentage of our directors equal to the percentage of our outstanding common stock beneficially owned by Blum Capital, rounded up to the nearest whole number of directors. Mr. Wirta and certain of our other stockholders that are parties to the Securityholders’ Agreement are obligated thereunder to vote their shares in favor of the directors nominated by Blum Capital. Finally, we agreed to indemnify the stockholder parties to this agreement and their affiliates for any damages in connection with any claim relating to (1) our business, operations, liabilities or obligations or (2) the ownership of any of our equity securities, except to the extent these losses and expenses (x) arise from any claim that the indemnified person’s investment decision relating to the purchase or sale of these equity securities violated a duty or other obligation of the indemnified person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the stockholder or its affiliates.

ValueAct—Pursuant to a Nomination and Standstill Agreement, dated December 21, 2012 (which terminated on May 16, 2014, the date of our 2014 Annual Meeting), by and among VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and Brandon B. Boze (collectively, the “ValueAct Group”), the Board appointed Mr. Boze to our Board, to serve until the 2013 Annual Meeting. The Company also agreed to nominate Mr. Boze for election to the Board at the 2013 Annual Meeting, and Mr. Boze was so elected at such meeting. Until our 2014 Annual Meeting, in the event Mr. Boze had resigned or otherwise been removed, the Company would have been required to work in good faith with the ValueAct Group to appoint a mutually acceptable replacement nominee who met our historical standards and criteria.

Directors’ and Executive Officers’ Investments in Our Investment Products—Our directors and executive officers have from time to time in the past invested their own capital in our sponsored investment products, and some of them continue to hold these investments. These investments were made on the same terms and conditions as those available to unaffiliated outside investors, except for a co-investment opportunity made available to Mr. Khourie as part of his compensation package before he became an executive officer and which has since been approved by the Compensation

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RELATED-PARTY TRANSACTIONS

Committee. None of our directors or executive officers received distributions during 2014 from any investments in our sponsored investment products, except (a) Messrs. Sulentic and Groch each received distributions totaling $11,905, (b) Mr. Kirk received distributions totaling $3,969, (c) Mr. Midler received a distribution of $492, (d) Mr. Malek received a distribution of $39,327 and (e) Mr. Khourie received a distribution of $11,905 (exclusive of amounts related to his compensation package as noted in the prior sentence). Additionally, during 2014, vehicles associated with Messrs. Blum, Freeman and Wirta each received distributions of $29,496, $98,319, and $19,664, respectively, and a vehicle associated with Mr. Khourie received $81,791 (exclusive of amounts related to his compensation package) from investments in one of our sponsored investment products.

Employment Relationships—Jonathan Strong, an employee of our U.K. Global Corporate Services—Transaction Management business, is the son of Michael J. Strong, our Executive Chairman—EMEA. The aggregate value of salary, bonus and benefits that Jonathan Strong earned in respect of 2014 was approximately $141,675.

Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties and Corporate Opportunities governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest (other than relating to an employment relationship or transaction involving Board- or Compensation Committee-approved executive officer compensation):

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member of any of the foregoing natural persons.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction potentially covered by the policy in advance of participating in such transaction. Our General Counsel is responsible for determining whether the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he or she will report such transaction to the Audit and Finance Committee. The Audit and Finance Committee (or in certain cases, the Chair of the Audit and Finance Committee) is responsible for evaluating and approving such transactions, and in doing so, the Audit and Finance Committee may take into account, among other factors that it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Audit and Finance Committee, except for (i) the Securityholders’ Agreement described above under “Related-Party and Other Transactions Involving Our Officers and Directors,” which was approved by at least a majority of the disinterested members of our Board prior to adoption of our Policy Regarding Transactions with Interested Parties and Corporate Opportunities (and any similar predecessor policy), (ii) the participation of each of Messrs. Groch, Khourie and Kirk in the investment opportunities described above, which investments predated their status as executive officers of the Company and as such did not require approval pursuant to our Policy Regarding Transactions with Interested Parties and Corporate Opportunities, and (iii) the participation of each of Messrs. Blum, Freeman, Malek, Midler and Wirta in the investment opportunities described above, which investments were unanimously approved by the disinterested members our Board prior to their making the investments.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

60	CBRE - 2015 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

How to attend the Annual Meeting

The Annual Meeting will be held on May 15, 2015 at 8:30 a.m., Pacific Time, at 3501 Jamboree Road, Newport Beach, California. Stockholders who are entitled to vote or individuals holding their duly appointed proxies may attend the meeting, as well as our invited guests.

You should be prepared to present photo identification for admittance.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a picture ID and a copy of a brokerage statement reflecting your stock ownership of CBRE Group, Inc. as of March 20, 2015 to gain admittance to the Annual Meeting.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 20, 2015, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 20, 2015, we had 332,957,654 shares of common stock outstanding.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure or your vote is cast in a contested election (which last exception is not applicable for the 2015 Annual Meeting). If you write comments on your proxy card, then your comments will be provided to us, but how you voted will remain confidential.

Effect of Broker Non-Votes

A “broker non-vote” occurs if (1) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (2) you do not provide that broker, trustee or other nominee with voting instructions and (3) such person does not have discretionary authority to vote on such proposal. Under the NYSE rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2015) is the only proposal in this Proxy Statement that is considered a

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. As such, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

Vote levels required to pass an item of business

•

Quorum. Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum. Shares represented by broker non-votes, as described above, and abstentions are counted as present and entitled to vote for purposes of determining a meeting quorum.

•

Elect Directors. Under our bylaws, directors are elected by holders of a plurality of the voting power present and entitled to vote for their election; however, our Board has adopted a policy requiring majority voting for directors in uncontested elections, i.e., elections in which there are the same number of nominees as there are open board positions. Because we have 10 nominees for 10 possible director positions at the Annual Meeting, this policy requires that each of the director nominees receive the affirmative vote of at least a majority of the votes cast in such director election, and any director for whom the majority of the votes cast are designated as “withheld” must tender their resignation, subject to acceptance or rejection of it by the Board. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then consider the tendered resignation, taking into account the Governance Committee’s recommendation, and announce publicly within 90 days its decision of whether to accept or reject the tendered resignation. For the purposes of tabulating the results of director elections, shares that are not present or represented at the Annual Meeting as well as abstentions and broker non-votes will not affect the election outcome.

•

Other Proposals. Approval of each of the other proposals that do not relate to director elections requires the affirmative vote of a majority of the shares present or represented and entitled to vote thereon. An abstention will have the same effect as a vote against these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2015) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 20, 2015, the enclosed proxy card also serves as your voting instruction to Bank of America, N.A., the trustee of our 401(k) plan, provided that you furnish your voting instructions over the Internet or by telephone, or that the enclosed proxy card is signed, returned and received, by

8:59 p.m. (Pacific Time) on May 12, 2015. If voting instructions are not received by such time, the common stock in our 401(k) plan for which voting instructions are not timely received will be voted by the trustee in proportion to the shares for which the trustee timely receives voting instructions.

How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee and you want to vote in person, then you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of this common stock on March 20, 2015, which is the record date for voting at the Annual Meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;
•	Call 1-800-690-6903; or

•	Log on to the Internet at www.proxyvote.com and follow the instructions at that site. The website address for Internet voting is also provided on your Notice.

Telephone and Internet voting will close at 8:59 p.m. (Pacific Time) on May 14, 2015, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (Pacific Time) on May 12, 2015. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•	FOR all of the nominees for director named in this Proxy Statement;

62	CBRE - 2015 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2015;

•	FOR the advisory resolution to approve named executive officer compensation for 2014; and

•	FOR the amendment to the Executive Incentive Plan.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

The Board’s voting recommendations

•	FOR election of our Board-nominated slate of directors (see Proposal 1);

•

FOR ratification of the selection of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2015 (see Proposal 2);

•	FOR the advisory resolution to approve our named executive officer compensation for 2014 (see Proposal 3); and

•	FOR the amendment to the Executive Incentive Plan (see Proposal 4).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or

•	Voting in person at the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

Our Board solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where you can find our corporate governance materials

Current copies of our Board’s Corporate Governance Guidelines, Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Equity Award Policy and the charters for the Audit and Finance Committee, Compensation Committee, Governance Committee and

Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We are not however including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Elimination of Paper and Duplicative Materials

Internet availability—Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2015 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available free of charge on the Investors Relations page on our website at www.cbre.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Householding—Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (a) mail at CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2015 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.

Incorporation By Reference

The Compensation Committee Report and the Audit and Finance Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our website as part of, or incorporating such information by reference into, this Proxy Statement.

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered shareholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail	Telephone Inquiries

Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, New York 11717	(855) 627-5086, or TTY for hearing impaired: (855) 627-5080 Foreign Shareowners: (877) 830-4936, or TTY Foreign Shareowners: (855) 627-5080 Website: www.shareholder.broadridge.com

64	CBRE - 2015 Proxy Statement

ANNEX A

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

We refer to “adjusted EBITDA,” “adjusted net income” and “adjusted EPS” from time to time in our public reporting as “EBITDA, as adjusted” (or as “normalized EBITDA”), “net income attributable to CBRE Group, Inc., as adjusted” and “diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted,” respectively. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Board and management use non-GAAP measures to evaluate our performance and manage our operations. However, non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

A reconciliation of net income computed in accordance with GAAP to adjusted EBITDA for the fiscal years ended December 31, 2014 and 2013 is set forth below (dollars in thousands):

	Year Ended December 31,
	2014	2013
Net income attributable to CBRE Group, Inc.	$484,503	$316,538
Add:
Depreciation and amortization(1)	265,101	191,270
Interest expense(2)	112,035	138,379
Write-off of financing costs	23,087	56,295
Provision for income taxes(3)	263,759	188,561
Non-amortizable intangible asset impairment	—	98,129
Less:
Interest income	6,233	6,289

EBITDA(4)	$1,142,252	$982,883

Adjustments:
Carried interest incentive compensation expense	23,873	9,160
Cost containment expenses	—	17,621
Integration and other costs related to acquisitions	—	12,591

EBITDA, as adjusted(4)	$1,166,125	$1,022,255

(1)	Includes depreciation and amortization expense related to discontinued operations of $0.9 million for the year ended December 31, 2013.

(2)	Includes interest expense related to discontinued operations of $3.3 million for the year ended December 31, 2013.

(3)	Includes provision for income taxes related to discontinued operations of $1.3 million for the year ended December 31, 2013.

(4)	Includes EBITDA related to discontinued operations of $7.9 million for the year ended December 31, 2013.

CBRE - 2015 Proxy Statement	A-1

A reconciliation of net income computed in accordance with GAAP to net income attributable to CBRE Group, Inc., as adjusted (“adjusted net income”) and to diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (“adjusted EPS”), in each case for the fiscal years ended December 31, 2014 and 2013, is set forth below (dollars in thousands, except per share amounts):

	Year Ended December 31,
	2014	2013
Net income attributable to CBRE Group, Inc.	$484,503	$316,538
Amortization expense related to certain intangible assets attributable to acquisitions, net of tax	48,261	19,708
Carried interest incentive compensation expense pertaining to future periods, net of tax	14,430	5,530
Write-off of financing costs, net of tax	13,955	33,989
Non-amortizable intangible asset impairment, net of tax	—	74,259
Cost containment expenses, net of tax	—	12,922
Integration and other costs related to acquisitions, net of tax	—	11,342
Net income attributable to CBRE Group, Inc., as adjusted	$561,149	$474,288

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$1.68	$1.43

Weighted average shares outstanding for diluted income per share	334,171,509	331,762,854

A reconciliation of net income computed in accordance with GAAP to EBITDA and to EBITDA, as adjusted, for our Americas region (which we refer to as “adjusted EBITDA for our Americas region”) for the fiscal year ended December 31, 2014 is set forth below (dollars in thousands):

Year Ended December 31, 2014
Net income attributable to CBRE Group, Inc.	$387,302
Adjustments:
Depreciation and amortization	149,214
Interest expense, net	15,959
Write-off of financing costs	23,087
Royalty and management service	(13,411)
Provision for income taxes	163,408

EBITDA[7]	$725,559

A reconciliation of net income computed in accordance with GAAP to EBITDA and to EBITDA, as adjusted, for our Asia Pacific region (which we refer to as “adjusted EBITDA for our Asia Pacific region”) for the fiscal year ended December 31, 2014 is set forth below (dollars in thousands):

Year Ended December 31, 2014
Net income attributable to CBRE Group, Inc.	$35,797
Adjustments:
Depreciation and amortization	14,661
Interest expense, net	2,250
Royalty and management service	13,876
Provision for income taxes	21,287

EBITDA[8]	$87,871

7    There were no adjustments to EBITDA in 2014 for our Americas region, such that adjusted EBITDA for our Americas region was also $725.6 million. As previously noted in this Proxy Statement, we then modified this 2014 adjusted EBITDA figure for our Americas region to add back certain overhead costs, strategic information technology costs and equity compensation expense that are not fully attributable to that region in order to arrive at a “bonusable” adjusted EBITDA figure for our Americas region for 2014. We consider $822.5 million to be the “bonusable” adjusted EBITDA figure.

8    There were no adjustments to EBITDA in 2014 for our Asia Pacific region, such that adjusted EBITDA for our Asia Pacific region was also $87.9 million. As previously noted in this Proxy Statement, we modified the 2014 adjusted EBITDA figure for our Asia Pacific region to add back the net impact of foreign exchange rate movements attributable to that region in order to arrive at a “bonusable” adjusted EBITDA figure for our Asia Pacific region for 2014. We consider $88.4 million to be the “bonusable” adjusted EBITDA figure.

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ANNEX B

EXECUTIVE INCENTIVE PLAN

(AS PROPOSED TO BE AMENDED BY PROPOSAL 4)

CBRE GROUP, INC.

EXECUTIVE INCENTIVE PLAN

Initially Effective January 1, 2007

As Amended February 21, 2014

See Section 3.1 for Amendment covered by Proposal 4 in Our Proxy Statement

PREAMBLE

This CBRE Group, Inc. Executive Incentive Plan (the “Plan”) was initially adopted effective January 1, 2007 by the Compensation Committee of the Board of Directors of CBRE Group, Inc., a Delaware corporation (the “Company”). The Plan received stockholder approval on June 1, 2007.

The purpose of the Plan is to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE I – Definitions

1.1 Award means an award of incentive compensation pursuant to the Plan.

1.2 Code means the Internal Revenue Code of 1986, as amended.

1.3 Committee means the Compensation Committee of the Board of Directors of the Company, or a subcommittee thereof consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Code Section 162(m). The Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Section 162(m) of the Code.

1.4 Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the Company’s Long Term Disability Plan, or any similar plan or program sponsored by a subsidiary or branch of the Company.

1.5 Executive Officers means officers of the Company who are designated by the Board as “Section 16 officers.”

1.6 Participant means an Executive Officer who is selected by the Committee to participate in the Plan.

1.7 Performance Period means the time period during which the achievement of the performance goals is to be measured.

1.8 Retirement means voluntary termination of employment by a Participant with the Company or an affiliated company (x) for U.S. Participants, when the Participant is age 55 or older, or (y) for non-U.S. Participants, when the Participant is age 55 or older or such other age as required to qualify for retirement under applicable non-U.S. law.

ARTICLE II – Eligibility and Participation

2.1 Eligibility and Participation. The Committee shall select Executive Officers of the Company who are eligible to receive Awards under the Plan and who shall be Participants in the Plan during any Performance Period in respect of which they may earn an Award.

CBRE - 2015 Proxy Statement	B-1

ARTICLE III – Terms of Awards

*As we propose to amend by Proposal 4 in our Proxy Statement*

3.1 Calculation of Awards. The Award payable under the Plan for a Performance Period is equal to 2.25% of “Earnings Before Income Taxes, Depreciation and Amortization” for the Chief Executive Officer for the Performance Period and 1.50% of Earnings Before Income Taxes, Depreciation and Amortization for each of the other Participants for the Performance Period.

“Earnings Before Income Taxes, Depreciation and Amortization” means the Company’s earnings before income taxes, depreciation and amortization as reported in the Company’s income statement for the applicable Performance Period, prior to accrual of any amounts for payment under the Plan for the Performance Period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

3.2 Discretionary Adjustment. The Committee may not increase the amount payable under the Plan or with respect to an Award pursuant to Section 3.1, but retains the discretionary authority to reduce the amount. The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate or business unit performance against budgeted financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

3.3 Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent. The Committee in its discretion may determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options, or other stock-based awards or stock-denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time of the grant.

3.4 Timing of Payment. Subject to the immediately following sentence, payment of Awards will be made as soon as practicable following determination of and certification of the Award, but in no event more than two and a half months after the end of the fiscal year with respect to which such Award relates, unless the Participant has, prior to the grant of an Award, submitted an election to defer receipt of such Award in accordance with a deferred compensation plan approved by the Committee. Notwithstanding the foregoing, any Award (or portion thereof) determined to be paid in stock, restricted stock, stock options, or other stock-based awards or stock-denominated units pursuant to the Company’s equity compensation plans may be issued to the Participant at any time following determination and certification of the Award and prior to the last day of the fiscal year following the fiscal year with respect to which such Award relates.

3.5 Performance Period. Within 90 days after the commencement of each fiscal year or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and affirm the applicability of the Plan’s formula for determining the Award for each Participant for the Performance Periods. The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months.

3.6 Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee will certify in writing as to the attainment of the performance goals and the amount of the Award.

ARTICLE IV – New Hires, Promotions and Terminations

4.1 New Participants During the Performance Period. If an individual is newly hired or promoted during a Performance Period into a position eligible for participation in the Plan, he or she shall be eligible (but not guaranteed) to receive an Award under the Plan for the Performance Period, prorated for the portion of the Performance Period following the date of eligibility for the Plan.

4.2 Retirement, Disability or Death. A Participant who terminates employment with the Company due to Retirement, Disability or death during a Performance Period shall be eligible (but not guaranteed) to receive an Award prorated for the portion of the Performance Period prior to termination of employment. A Participant who terminates employment with the Company due to Retirement, Disability or death following the end of a Performance Period but before Awards relating to such Performance Period are paid shall be eligible (but not guaranteed) to receive the full Award for such Performance Period. Awards payable in the event of death, if paid, shall be paid to the Participant’s estate.

4.3 Termination of Employment. Subject to Section 4.2, if a Participant’s employment with the Company terminates for any reason (whether voluntarily or involuntarily) either during a Performance Period or following the end of a Performance Period but before Awards relating to such Performance Period are paid, unless otherwise determined by the Committee, no Award (or portion thereof) shall be payable or earned with respect to such Performance Period.

B-2	CBRE - 2015 Proxy Statement

ARTICLE V – Miscellaneous

5.1 Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.2 Non-Transferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, prior to its payment hereunder. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

5.3 Administration. The Committee shall administer the Plan, interpret the terms of the Plan, amend and rescind rules relating to the Plan, and determine the rights and obligations of Participants under the Plan. The Committee may delegate any of its authority as it solely determines. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company. All decisions of the Committee shall be final and binding upon all parties, including the Company, its stockholders, and the Participants. The provisions of the Plan are intended to ensure that all Awards granted hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and the Plan shall be interpreted and operated consistent with that intention.

5.4 Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

5.5 No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.6 Employment at Will. None of the adoption of the Plan, eligibility of any person to participate in it, or payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.

5.7 Amendment or Termination of the Plan. The Company’s Board of Directors reserves the right to amend or terminate the Plan at any time with respect to future Awards to Participants. Amendments to the Plan will require stockholder approval to the extent required to comply with applicable law, including the exemption under Section 162(m) of the Code.

5.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Company’s Board of Directors nor its submission to (or approval by) the stockholders of the Company shall be construed as having created any limitations on the power of the Company’s Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, whether tied to performance or otherwise.

5.9 Governing Law; Dispute Resolution. The Plan and any agreements entered into or awards granted pursuant hereto shall be interpreted in accordance with the laws of the State of Delaware and applicable federal law. Any controversy or claim related in any way to the Plan shall be resolved by arbitration on a de novo standard pursuant to this paragraph and the then current rules of the American Arbitration Association. The arbitration shall be held in Los Angeles, California, before an arbitrator who is an attorney knowledgeable of employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Delaware. Each party shall bear its own attorneys’ fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association; provided, however, that if the Participant is the prevailing party, the Company shall reimburse the Participant for reasonable attorneys’ fees and expenses and arbitration expenses incurred in connection with the dispute.

(Remainder of Page Intentionally Blank.)

CBRE - 2015 Proxy Statement	B-3

IN WITNESS WHEREOF, the Company has caused the Plan (as amended) to be executed by the undersigned.

CBRE GROUP, INC.

By:
Name:
Title:

B-4	CBRE - 2015 Proxy Statement

CBRE GROUP, INC. C/O BROadRIdGE P.O. BOx 1342 BRENtwOOd, NY 11717 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. (Pacific Time) on May 14, 2015, unless you are voting shares held in CBRE Group, Inc.‘s 401(k) plan, in which case the deadline is 8:59 p.m. (Pacific Time) on May 12, 2015 (the “401(k) cut-off date”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DElIVERY OF FUTURE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. (Pacific Time) on May 14, 2015 or the 401(k) cut-off date, as applicable. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M87824-P58802 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CBRE GROUP, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Elect Directors Nominees: 01) Richard C. Blum 02) Brandon B. Boze 03) Curtis F. Feeny 04) Bradford M. Freeman 05) Michael Kantor 06) Frederic V. Malek 07) Robert E. Sulentic 08) Laura D. Tyson 09) Gary L. Wilson 10) Ray Wirta The Board of Directors recommends you vote FOR the proposals 2, 3 and 4: For Against Abstain 2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015. 3. Advisory resolution to approve named executive officer compensation for 2014. 4. Approve an amendment to our Executive Incentive Plan. NOTE: To transact any other business properly introduced at the Annual Meeting. For Address Changes and/or Comments, mark here ! (see reverse for instructions). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com M87825-P58802 CBRE GROUP, INC. Annual Meeting of Stockholders May 15, 2015 8:30 a.m. (Pacific Time) This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Robert E. Sulentic and James R. Groch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. (Pacific Time) on May 15, 2015 at 3501 Jamboree Road, Newport Beach, California, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Address Changes/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side